UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 22, 2007 (February 16, 2007)

CONCEPT VENTURES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 2201 Tower A, Cyber Times Building
Tian’an Cyber Park, Futian District
Shenzhen, China 518040
(Address of Principal Executive Offices)

(86) 755-83475580
Registrant’s Telephone Number, Including Area Code:

12890 Hilltop Road
Argyle, TX 76226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Except as otherwise indicated by the context, references in this report to “Concept Ventures” “we,” “us,” or “our,” are references to the combined business of Concept Ventures Corporation and its wholly-owned subsidiary, Ritar International Group Limited, along with Ritar International Group Limited’s wholly-owned operating Chinese subsidiary, Shenzhen Ritar Power Co., Ltd, its newly-formed wholly-owned subsidiary, Ritar Power (Huizhou) Co., Ltd., which is not yet operating, and its majoirty-owned Chinese operating subsidiary Shanghai Ritar Power Co., Ltd. The terms “Ritar,” “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Ritar” are references to Ritar International Group Limited and its subsidiaries listed above. References to “Ritar Shenzhen” are references to “Shenzhen Ritar Power Co., Ltd.” References to “Ritar Shanghai” are references to “Shanghai Ritar Power Co., Ltd.” References to “China” and “PRC” are references to “People’s Republic of China.” References to “BVI” are references to “British Virgin Islands.” References to “Securities Act” are references to the Securities Act of 1933, as amended. References to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended. References to “SEC” are references to the Securities and Exchange Commission. References to “RMB” are to Renminbi, the legal currency of China, and all references to “U.S. dollar,” “$” and “US$” are to the legal currency of the United States.

All share numbers contained in this report are adjusted to reflect the 1 for 14.75 reverse split of our common stock that occurred on July 7, 2006.

On September 6, 2006, we entered into a Share Exchange Agreement with Ritar International Group Limited, a BVI company, and all of the stockholders of Ritar International Group Limited. On February 16, 2007, the same parties entered into Amendment No. 1 to the Share Exchange Agreement which, among other things, updated the amount of issued and outstanding shares of our common stock. Pursuant to the Share Exchange Agreement, as amended, the stockholders of Ritar International Group Limited have agreed to transfer all of the shares of the capital stock of Ritar International Group Limited held by them, constituting all of the issued and outstanding stock of Ritar International Group Limited, in exchange for a number of newly issued shares of our common stock that will, in the aggregate, constitute at least 50.1% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement, as amended, and after giving effect to a financing transaction that resulted in gross proceeds to us of approximately $12.25 million.

On February 16, 2007, we entered into a Securities Purchase Agreement with certain investors and our largest stockholder, chief executive officer and president, Jiada Hu, pursuant to which we issued and sold to these investors 5,724,292 shares of our common stock for approximately $12.25 million. In addition, we granted to the same investors three-year warrants to purchase 1,317,746 shares of our common stock at $2.78 per share. Also, pursuant to the Securities Purchase Agreement, Mr. Jiada Hu transferred 864,486 shares of our common stock to the same investors in exchange for $1,850,000. We did not directly receive the proceeds from the sale of these shares of common stock by Mr. Hu. However, Mr. Hu used these proceeds to repay in full an outstanding loan that we made to Mr. Hu in September 2006. At the same time, we entered into a Registration Rights Agreement with these investors under which, among other things, we agreed to register the shares of our common stock as well as shares of common stock issuable upon exercise of the warrants we issued in connection with this private placement within a pre-defined period.

On February 16, 2007, we also entered into a Lock-Up Agreement with each of the executive officers and stockholders of Ritar International Group Limited, pursuant to which each of them irrevocably agreed not to offer, pledge, sell, contract to sell or otherwise transfer or dispose of any of their shares of our common stock, during the period commencing on the date of the lock-up agreement and ending on the 12-month anniversary of the date that the registration statement required by the Registration Rights Agreement is first declared effective by the SEC.

In connection with the Securities Purchase Agreement, our Chief Executive Officer, Jiada Hu also entered into certain make good escrow agreement whereby Mr. Hu pledged certain number of his shares of our common stock to the investors. See Item 2.01 of this report below for more details.

A copy of the Share Exchange Agreement has been filed as Exhibit 10.1 to our current report on Form 8-K filed on September 11, 2006. A copy of the Amendment No. 1 to the Share Exchange Agreement is filed as Exhibit 2.2 to this report. A form of the Securities Purchase Agreement is filed as Exhibit 10.1 to this report. A form of the Registration Rights Agreement is filed as Exhibit 4.1 to this report. A form of the Lock-Up Agreement is filed as Exhibit 4.2 to this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 16, 2007, we completed an acquisition of Ritar pursuant to the Share Exchange Agreement, as amended. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Ritar is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on February 16, 2007, we acquired Ritar in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined enterprises after the acquisition of Ritar, except that information relating to periods prior to the date of the reverse acquisition only relate to Concept Ventures Corporation unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

Our corporate name is Concept Ventures Corporation. We were originally organized under the laws of the State of Utah on May 21, 1985 under the name Concept Capital Corporation. On July 7, 2006, in order to change the domicile of Concept Capital Corporation from Utah to Nevada, Concept Capital was merged with and into Concept Ventures Corporation, a Nevada corporation. From our inception in 1985 until February 16, 2007 when we completed a reverse acquisition transaction with Ritar International Group Limited, a BVI company, whose subsidiary companies originally commenced business in May 2002, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

Acquisition of Ritar and Related Financing

On February 16, 2007 we completed a reverse acquisition transaction with Ritar International Group Limited whereby we issued to the stockholders of Ritar International Group Limited 11,694,663 shares of our common stock in exchange for all of the issued and outstanding capital stock of Ritar International Group Limited. Ritar International Group Limited thereby became our wholly owned subsidiary and the former stockholders of Ritar International Group Limited became our controlling stockholders. We plan to amend our articles of incorporation to change our name to China Ritar Power Corp. Such amendment is expected to become effective in or about March 2007.

Upon the closing of the reverse acquisition, Timothy P. Halter, our sole director, submitted his resignation letter pursuant to which he resigned from all offices of Concept Ventures Corporation that he holds effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which information statement will be mailed out on or about February 22, 2007. Jiada Hu will be appointed as our director at the effective time of the resignation of Timothy P. Halter. In addition, our executive officers were replaced by the Ritar executive officers upon the closing of the reverse acquisition as indicated in more detail below.

Ritar International Group Limited was incorporated in the BVI in July 2006 and currently has two operating subsidiaries: Ritar Shenzhen and Ritar Shanghai. Ritar Shenzhen, wholly owned by Ritar International Group Limited, was incorporated in China in May 2002. Ritar Shanghai was incorporated in China in August 2003. Ritar Shanghai is now 95% owned by Ritar Shenzhen and 5% owned by Mr. Jiada Hu. In November 2006, Ritar formed a subsidiary in Guangdong Province in China called Ritar Power (Huizhou) Co., Ltd. or Ritar Huizhou. Ritar Huizhou is not yet operating. We intend to begin manufacturing our products in Huizhou in addition to Shenzhen and Shanghai and we expect that Ritar Huizhou will be our operating subsidiary for our future Huizhou manufacturing operations.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Ritar as the acquiror and Concept Ventures Corporation as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Ritar on a consolidated basis unless the context suggests otherwise.

On February 16, 2007, we also completed a private placement pursuant to which we issued and sold 5,724,292 shares of our common stock to certain investors. In addition, we granted to the same investors three-year warrants to purchase 1,317,746 shares of our common stock at $2.78 per share. As a result of this private placement we raised approximately $12.25 million in gross proceeds, which left us with $10.71 million in net proceeds after the deduction of offering expenses in the amount of approximately $1.54 million. In connection with this private placement, we paid the placement agent, Roth Capital Partners, LLC, a placement agency fee of $600,249.27 and we issued to the placement agent a warrant for the purchase of 286,215 shares of our common stock in the aggregate. We are under contractual obligation to register the shares of our common stock within a pre-defined period.

In addition, on February 16, 2007, Mr. Jiada Hu transferred 864,486 shares of our common stock to the same investors in exchange for $1,850,000. We did not directly receive the proceeds from the sale of these shares of common stock by Mr. Hu. However, Mr. Hu used these proceeds to repay in full an outstanding loan that we made to Mr. Hu in September 2006.

In connection with the private placement on February 16, 2007, Ritar International Group Limited’s largest stockholder, Jiada Hu entered into an escrow agreement with the private placement investors. Pursuant to the escrow agreement, Mr. Hu agreed to certain “make good” provisions. In the escrow agreement, we established minimum after tax net income thresholds of $5,678,000 for the fiscal year ending December 31, 2007 and $8,200,000 for the fiscal year ending December 31, 2008. Mr. Hu deposited a total of 3,601,309 shares, to be equitably adjusted for stock splits, stock dividends and similar adjustments, of the common stock of Concept Ventures Corporation into escrow with Securities Transfer Corporation under the escrow agreement. In the event that the minimum after tax net income thresholds for the fiscal year 2007 or the fiscal year 2008 are not achieved, then the investors will be entitled to receive additional shares of our common stock based upon on a pre-defined formula agreed to between the investors and Mr. Hu.

Business Overview

We are a holding company that only operates through our indirect Chinese subsidiaries. Through our Chinese subsidiaries, we design, develop, manufacture and sell environmentally friendly lead-acid batteries with a wide range of applications and capacities, especially in the light electric vehicle or LEV segment, in China. We market, sell and service our 6 series and 197 models of “Ritar” branded, cadmium-free, valve-regulated lead-acid or VRLA, batteries in China and internationally. Our client base includes LEV manufacturers such as Electrotherm (I) Ltd., Energy Batteries Ltd., Zhejiang LvYuan Electric Vehicle Co., Ltd., Shenzhen ShenLing Vehicle Co., Ltd., and Zhejiang XingYue Co., Ltd., international uninterruptible power source or UPS manufacturers, including Delta Electronics (Jiangsu) Ltd. and SSB Battery Service GmbH, and telecommunications operators such as China Telecom Corporation Limited, China Mobile Communication Corporation, China Network Communications Group Corporation, Siemens AG, and Lucent Technologies.

Our Products - What we Sell

We market, sell and service our 6 series and 197 models of “Ritar” branded valve regulated lead-acid batteries in China and internationally.

Our battery series, applicable voltage, capacity and applications are as follows:

Series Name	Voltage	Capacity (Ampere-hour or AH)	Application
RT Series	2V 4V 6V 8V 10V 12V 18V 24V 36V	Less than or equal to 28AH	Uninterruptible power source or UPS Emergency lights Automatic control systems Medical equipment Electric toys and tools
RA Series	6V 12V	28AH - 240AH	Uninterruptible power source or UPS Telecommunications and power systems Automatic control systems Solar and wind powered systems Medical equipment
RL Series	2V	200AH	Emergency power system or EPS Telecommunications and power systems Automatic control systems Solar and wind powered systems
Gel Series	2V		Uninterruptible power source Telecommunications and power systems Automatic control systems Solar and wind powered systems
LEV Series	12V	14AH 22AH 24AH (20 hours)	Electric bicycles Electric motorcycles Electric three wheelers Golf carts Electric scooters
FT Series	12V	55AH - 180AH	Uninterruptible power source EPS Telecommunications and power systems Automatic control systems Solar and wind powered systems

Sales of our products can be categorized among the different applications for our products. These applications consist of:

•
Uninterruptible power source or UPS - a device which maintains a continuous supply of electric power to connected equipment by supplying power from a separate source when utility power is not available. While not limited to any particular type of equipment, a UPS is typically used to protect computers, telecommunication equipment or other computer-controlled electrical equipment where an unexpected power disruption could cause injuries, fatalities, serious business disruption or data loss

•	Light electric vehicles or LEV - basically electric bicycles, electric motorcycles, electric scooters, electric three wheelers, and electric golf carts

•	Telecommunications - such as wireless, wire line and internet access systems, central and local switching systems, satellite stations and radio transmission stations

•	Power - used in electric utilities and energy pipelines

•	EPS and alarm systems

•	Others (electric toys, solar power and wind power)

Warranty Program

Warranties for our products vary by geography and product and are competitive with other suppliers of these types of products. Generally, our product warranties per series are as follows:

•	RT series products come with a one-year warranty.
•	RA series products come with a two-year warranty.
•	RL series products come with a three-year warranty.
•	Gel series products come with a one-year warranty.
•	LEV series products come with a one-year warranty.
•	FT series products come with a one-year warranty.

Our warranties generally cover defects in workmanship and materials and are limited to specific usage parameters.

After Sales Service

We have more than 20 representative offices in major market regions such as Eastern China, Southern China, Northern China and Southwestern China. These representative offices serve as the main channels of communication between us and our customers. As of September 30, 2006 we had 61 service and after service employees working at these representative offices.

We strive to serve our customers as quickly as practicable. After receiving a complaint which requires immediate attention, a service representative will be dispatched to the customer to resolve the problem within 6 hours. We have set up a toll free hot line and a major client response line to communicate with end users and clients, respectively. We have also established research and development sub-department and data collection center that monitors our after-service department and provides it with support.

Our Industry

General

Since its invention in 1859, the lead-acid battery has undergone many progressive changes both in terms of its technology and use. According to Battery Council International, a trade organization of leading lead-acid battery manufacturers in North American, today lead-acid batteries are the most commonly used rechargeable batteries in the world. The Battery Council International website states that lead-acid batteries are among the most highly recycled consumer products. They say that more than 97 percent of all battery lead is recycled and that the typical new lead-acid battery contains 60 to 80 percent recycled lead and plastic.

Lead-acid batteries are more cost effective than other types of batteries because of the higher availability of lead worldwide as compared to the raw materials used in other batteries. According to Mineral Commodity Summaries 2006, jointly published by U.S. Department of Interior and U.S. Geological Survey, the identified lead resources in the world total more than 1.5 billion tons compared to 130 million tons for nickel and about 14 million tons for lithium. This cost effectiveness is further strengthened by lead’s higher recycling rate.

According to the Freedonia Group, Inc., lead-acid batteries account for half of the demand of rechargeable batteries in 2007. Lead-acid batteries are mainly used for automotive and stand-by applications because of their low cost and reliable service in extreme environmental conditions.

Frost & Sullivan’s “World Lead-acid Battery Markets” reveals that this market generated revenues of $29.28 billion in 2001 and $50 billion in 2005. These revenue figures include both original equipment and aftermarket sales of starting, lighting, and ignition or SLI, motive and stationary lead-acid batteries. SLI lead acid battery, mainly flooded lead acid battery, is currently the largest segment of lead acid battery industry for all types of vehicles using petrol and diesel engines. They are supplied to all the major motor vehicle manufacturers as original equipment and to the replacement market. As a part of industrial battery, motive power batteries are used primarily by electric industrial forklift trucks, ground support equipment and mining equipment. Stationary lead-acid batteries are used primarily for backup power applications to ensure continuous power supply in case of main power failure or outrage.

Some of the strongest markets in the world for the production of lead-acid batteries are China, India, Brazil, the Czech Republic and South Korea. As a result of globalization and the use of lower cost labor, North America and Europe are experiencing only slow growth in the production of lead-acid batteries. On the other hand, emerging low-cost manufacturing regions, such as China, Eastern Europe and Mexico, have become increasingly important in the global battery business. The combination of low labor and materials cost savings, offset somewhat by increased freight costs, has resulted in the growth of these regions as exporters of lead-acid batteries to North America and Western Europe.

Over the past 10 years, the lead-acid battery industry, accounting for about 80% of the rechargeable battery industry, grew quickly alongside rapid growth in the automobile, telecommunication, transportation, and IT industries, according to a research report released in May 2006, by China Industrial Securities. Demand for lead-acid batteries grows at 10%-15% annually in China. According to that same study, in 2005, the total sales revenue of batteries in China was $12.4 billion and of that, lead-acid batteries was 34.68% or $4.3 billion. The demand for SLI lead-acid batteries in China is expected to maintain 13% or higher annual growth from 2005 to 2010, and is expected to reach 47.5 million units by 2010. Automobile sales in China are expected to grow at a rate of 18%-19% from 2005-2010. This output is expected to reach 7.5 million units by 2010, and the automobile ownership level in China is expected to reach 60 million -84.31 million units in 2010, according to China Industrial Securities.

Use of Lead-Acid Batteries by the Telecommunications Industry

China is one of the fastest growing telecommunications markets in the world. As a result, the demand for lead-acid batteries for telecommunications use is also growing quickly. The compounded annual growth rate of total revenue of telecommunications growth is up to 29.9% between 1991 and 2005, according to China Information Industry Net, a news agency of Ministry of Information Industry of China. In 2010, it is expected that there will be over 1.13 billion telecommunications users in China, out of which 476 million will be cable subscribers and over 653 million will be mobile subscribers.

Use of Lead-Acid Batteries in UPS

According to the Development and Investment Opportunity Report on Lead Acid Battery Industry in China 2006 (2006 Report), the uninterruptible power source industry in China grew at around 30% annually, in recent years, and is expected to maintain this 30% annual growth rate in the future. The compounded annual growth rate and projected growth rate is 30.39% from 1998 to 2007 for the Chinese uninterruptible power source market.

Use of Lead-Acid Batteries in the Motive Power Industry

According to the 2006 Report, the motive power battery industry in China is primarily driven by increasing government investment in infrastructure, mainly in rail road construction. During 2001-2005, the total investment in China’s railroad sector was about $45 billion.

Use of Lead-Acid Batteries in the LEV Industry

China’s light electric vehicle market also experienced relatively high levels of growth during the past 5 years. The output of LEVs in China was 0.59 million units in 2001, 1.59 million units in 2002, 4.00 million units in 2003, 6.76 million units in 2004 and 10.00 million units in 2005, according to 2004 Electric Bicycle World Report by Jamerson and Benjamin. The compounded annual growth rate was 102.9% during the period from 2001 to 2005, according to the Research Report on China’s LEV jointly issued by the Development & Research Center of the State Council, National Construction Ministry and National Science and Technology Ministry in May 2006.

China’s LEV industry is expected to maintain strong growth during the period from 2006 to 2010. The projected output of LEV is about 15 million units in 2006, and 30 million units in 2010. The compounded annual growth rate is expected to be 24.57% from 2006 to 2010.

Our Intellectual Property

We currently have the following patents either issued or pending approval:

Patent Name	Patent type	Patent No./Application No.	Expiration Date	Status

Construct of Sealed terminal of VRLA battery	Utility Model	ZL 200420042736.7	February 17, 2014	Approved

Nano-Silicon Fiber Stationary Storage lead acid battery	Invention Patent	200610061139.2	N/A	Pending

Nano-Silicon Fiber Stationary Storage lead acid battery	Utility Model	200620014068.6	N/A	Pending

We have registered the trademark for the logo  with the Trademark Office of the State Administration for Industry and Commerce of China. We use our trademark for the sales and marketing of our products. Our trademark expires in August 2013 and may be continually renewed thereafter.

In addition, we protect our know how technologies through confidentiality provisions of the employment contracts we enter into with our employees.

Our Research and Development Efforts - How We Create New Products and Enhance Existing Ones

We currently operate one research and development center located in Shenzhen. As of September 30, 2006, we had 48 research and development staff (30.4% of whom hold Master/PhD degrees) who independently manage new product development projects. Our research and development center’s mission is to develop advanced technologies, advanced battery materials, new gel and photovoltaic battery development, and training.

Unlike other major lead-acid battery manufacturers, we do not solely depend on joint-development programs with universities. Instead, we emphasize the independent development of proprietary technology. Our Chief Technology Officer, Mr. He, has led our research and development team’s efforts relating to the development of several series of new products, including, the LEV battery series, and gel battery series (including solar energy storage batteries), all of which are revenue generating products for us. All of these new products contribute and we expect that they will continue to contribute revenues to us in the future.

In 2004 and 2005, our research and development expenses amounted to $0.11 million, and $0.16 million, representing 0.68%, and 0.70% of our sales respectively. These expenses were mainly composed of staff costs and depreciation of testing equipment used in a variety of projects and other research and development expenses.

Our Sales and Marketing Efforts - How We Sell Our Products

Product Sales and Strategy

For domestic sales, we have established four regional sales branches, responsible for South, East, Southwest and North China, respectively, which, as of September 30, 2006, consisted of 28 sales offices. These sales offices are also responsible for the after sales services. Currently we have 607 domestic original equipment manufacturers or OEM clients and we sell our products directly to them. We also sell our products to the after market, which accounts for less than 10% of our total domestic sales historically. We recognize that the after market is becoming more important, and are beginning the process of strengthening our sales efforts to this market through our sales offices. Our domestic sales accounted for 61.3% and 58.9% of total sales in 2005 and the nine month period ended September 30, 2006, respectively.

Overseas (outside of China) sales cover 55 countries, such as Germany, Austria, Switzerland, the Czech Republic, Poland, Greece, Portugal, South Africa, Philippines and India. Our overseas sales accounted for 38.7% and 41.1% of total sales in 2005 and the nine month period of 2006, respectively. Our sales staff continually works to explore new and better ways to provide services, as a core part of the company’s business strategy.

Our marketing approach focuses on the demands of our clients. We develop new business by identifying and contacting potential new clients and through referrals or as a result of new clients contacting us because of our reputation in the industry. Prospective clients are invited to evaluate our research and development capabilities, tour our production facilities, review our quality control functions, and discuss with our management other operating aspects of our business. If a prospective client retains us, we normally enter into small volume sales contracts with the clients at first. We undertake a series of tests on the performance of the products that we will produce for the new client and then begin to supply these products to the client in small batches. Typically, the purchase volume will then grow over time. Eventually, we hope to become a major supplier to our clients. The time that this process takes varies for different product segments, different markets and different clients. For example, it usually takes from 1 week to 1 month for Chinese LEV market clients and 1 to 2 months for the UPS market segment. While in the overseas market, it usually takes half a year to one year for us to become the supplier because all of our overseas clients are high-end original equipment manufacturers. Furthermore, although sales in China have relatively higher margins, a larger potential market and large number of potential customers, the overseas sales are relatively more stable, and are less of a credit risk.

We strengthen our market presence through various types of campaigns. We participate in several domestic and international trade fairs such as CeBIT which is the world’s largest trade fair showcasing digital IT and telecommunications solutions for home and work environments. We also participate in SuperComm, the world’s premier annual communications and information technology exhibition and conference, each year to raise our recognition and promote our products internationally. These trade fairs not only promote our company reputation, but also our brand name.

Marketing Strategy

Our primary business objective is to capitalize on our competitive strengths to continue to expand our domestic market share and global market presence, increase our net sales and improve our profit margins. We intend to achieve these objectives by implementing the following strategies:

Expand Industry Position

We will endeavor to expand our position by continuing to focus on client service, product development and cost structure. We believe that our edge and current market position in the production of lead-acid batteries will continue to be a competitive advantage in meeting the evolving needs of our clients. We also intend to leverage our broad product offerings and global installed base to penetrate new clients and generate additional aftermarket sales and service opportunities.

Expansion into High Growth Segments

We are seeking to expand our presence in the Chinese LEV market. We believe that this is the fastest growing of all of our product segments. For example, from fiscal 2004 to fiscal 2005, our net sales from the LEV market grew from $5.40 million to $12.44 million. Considering the significant transportation costs involved, our high-quality products, and our sophisticated sales and service network domestically and globally, we have significant advantages when competing for the business of domestic and overseas clients. We believe that our brands, and our reputation for quality, will provide us with the ability to retain our key clients within this product segment.

We plan to continue to penetrate high growth markets while gradually reducing the proportion of sales of our products to markets that have lower margins such as UPS and EPS. We believe that high-growth markets such as LEV and renewable energy (solar power, wind power) offer high growth potential for sales of our products. We expect that in these markets, where our gel compound/photovoltaic batteries have demonstrated competitive advantages, our revenues will grow at faster rates than the overall economy for the next few years. We will adjust our product mix gradually over the next three years.

Raw Materials

We have developed a complete supply chain utilizing a group of primarily Chinese material and equipment suppliers.

The major components of lead-acid batteries are the positive and negative plates, which account for approximately 65% of the total cost of raw materials, and the battery case, including the battery container, cover and top lid, accounting for about 19% of the total cost of raw materials. The remaining portion of our raw materials cost is comprised of the separators, electrolyte, active substances and other miscellaneous raw materials used in the production of our products. The prices of these raw materials are determined according to prevailing market conditions, supply and demand.

Our sourcing system and good business relationships with leading raw materials manufacturers, particularly manufacturers of positive and negative lead plates (an important factor for lead-acid battery manufacturers), ensures quality, stability and availability of the raw materials used to produce our products.

We maintain stable and good relationships with all of these suppliers since the commencement of our business in 2002.

Lead is the most important raw material used in the production of our products. The cost of lead accounts for approximately 98% of the total cost of positive and negative lead plates, and approximately 63.7% of the total cost of raw materials.

We take the following measures to mitigate the adverse effects of fluctuations in the cost of lead:

•	We enter into fixed-term (generally one year) and fixed-priced agreements with plate suppliers.

•
Since 2004, we have provided in our agreements with our clients that the price of our products will rise 0.6% every time the price of lead increases by 1%. Because lead is traded on the world’s commodity markets and its price fluctuates daily, our lead price is based on the average price in Shanghai Nonferrous Metals (the net web). Meanwhile, we also agree that the price changes of our products only occur if the lead price rises or decreases over RMB 500 (approximately $62.5) per ton.

•	Our research and development department and production department jointly initiated a design improvement process intended to reduce the costs of raw materials without sacrificing product quality.

•	We may seek to acquire or integrate some lead mines or enter into joint ventures with positive and negative plate manufacturers to reduce the cost of raw materials.

We expect the price of lead will remain relatively constant in coming years. Beijing Antaike Information Development Co., Ltd., a leading information provider for the mining and metals industries in the world forecasts that total refined lead output will expand by 9.7 percent to 2.61 million tons in 2006 and refined lead consumption will expand by 13.7 percent to 2.07 million tons. Rechargeable lead-acid batteries consume about 75% of total consumption and the auto industry and electric bicycles will still be the main driving forces in this consumption of lead.

China has also already announced new measures to adjust the export tax rebate. This announcement came on September 14, 2006 and was effective September 15, 2006. As a result of this measure the export rebate tax previously imposed on lead-acid batteries was abolished. We expect the Chinese government to introduce other measures which will increase the supply of lead to the Chinese lead market and which should reduce the cost of lead in the Chinese market.

Our Major Customers

We serve about 700 clients in 55 countries with $14.00 million or 61.34% of our net sales attributable to China and $8.82 million or 38.66% attributable to other countries in 2005. No single client accounted for more than 7% of our revenues in 2005.

We market, sell and service our products nationally and globally through a combination of company-owned offices and independent manufacturers’ representatives. We believe we are well positioned to meet our clients’ delivery and servicing requirements. We have targeted our approach to meet local market conditions, which we believe provides the best possible service for our regional clients and our global accounts.

Overseas (outside of China) sales cover 55 countries, such as Germany, Austria, Switzerland, the Czech Republic, Poland, Greece, Portugal, South Africa, Philippines and India. Our overseas sales accounted for 38.7% and 41.1% of total sales in 2005 and the nine month period of 2006, respectively.

We serve a broad client base of LEV manufacturers, international UPS manufacturers, and telecommunications operators. The following table provides information on our top ten clients in fiscal years 2004 and 2005.

TOP TEN CLIENTS IN 2005
No.	Name	Description of Client	Sales (in thousands of US dollars)	Percentage of Total Sales
1	Shenzhen ShenLing Vehicle Co., Ltd.	Electric bicycle manufacturer in China	1,538	6.6%
2	SSB Battery Service GmbH	German UPS battery distributor	1,249	5.4%
3	Delta Electronics (Jingsu) Ltd.	International UPS manufacturer.	1,166	5%
4	Porsoo Electronic Inc.*	Telecommunications operator in Iran	1,077	4.6%
5	Guangzhou Santamotor Electric Vehicle Tech Co., Ltd.	Electric bicycle manufacturer in China	1,069	4.6%
6	Effekta Regel Technik GmbH	UPS manufacturer in Germany	748	3.2%
7	Wuxi Gangqi Electric Co., Ltd.	Electric bicycle manufacturer in China	733	3.2%
8	Masterguard Power Systems SA	German UPS and Telecommunications equipment manufacturer	640	2.8%
9	Shenzhen Songi Electric Vehicle Co., Ltd.	Electric bicycle manufacturer in China	581	2.5%
10	Xuhui Electrics Co., Ltd.	UPS manufacturer in China	537	2.3%
	Total		9,338	40.2%

TOP TEN CLIENTS IN 2004
No.	Name	Description of Client	Sales (in thousands of US dollars)	Percentage of Total Sales
1	China Xing Yue Group	Electric bicycle manufacturer in China	2,676	16.6%
2	SSB Battery Service GmbH	Battery distributor for UPS in Germany	1,437	8.9%
3	Delta Electronics (Jiangsu) Ltd.	Global UPS manufacturer	1,366	8.5%
4	China Bu Yang Group	Electric bicycle manufacturer in China	1,173	7.3%
5	Guangzhou Santamotor Electric Vehicle Tech Co., Ltd.	Electric bicycle manufacturer in China	750	4.7%
6	Masterguard Power Systems SA	German UPS and Telecommunications equipment manufacturer	597	3.7%
7	Effekta Regel Technik GmbH	UPS manufacturer in Germany	542	3.4%
8	Porsoo Electronic Inc.*	Telecommunications operator in Iran	359	2.2%
9	Wuxi Wanyu Bicycle Co., Ltd.	Electric bicycle manufacturer in China	304	1.9%
10	Tianjin Holly Bicycle Co., Ltd.	Electric bicycle manufacturer in China	303	1.9%
	Total		9,507	59.1%
* On October 9, 2006, Ritar and Porsoo Electronic Inc. reached an agreement to terminate their business relations effective as of January 1, 2007.

The number of our clients increased about 60.45% in the past three years. This is a result of our expanding sales network, improved product quality, and enhanced brand recognition. The number of clients lost in the past three years dropped from 33 in 2003 to 26 in 2005. Our churn rate, a measure of client attrition, dropped from 18.64% in 2003 to 9.1% in 2005.

We have analyzed the churn rate numbers in the past four years, and 75% of terminations were due to an undersupply of products, caused by insufficient working capital, 10% because the clients’ credit term was too long, 5% for low margin of sales, 7% where we terminated the relationship because of credit risks or other problems relating to doing business with that client and 3% because of the shutdown/bankruptcy of the particular clients or other reasons. We plan to seek to renew the business relationship with those clients whose demand we could not meet now that we have obtained the working capital necessary to allow us to produce enough products to meet clients demands.

Our Competition

Foreign battery companies are seeking to take advantage of growth of the Chinese battery market. These foreign battery manufacturers also desire to reduce production costs. Many foreign battery manufacturers are investing in joint ventures or investing directly in China. At present, Japanese companies like Panasonic are setting up plants in China.

Many new energy storage technologies, other than lead acid, which have been introduced over the past several years, are also competitive with our products as our customers may decide to use these new battery technologies instead of our products. In addition, we now face potential competition from fuel cell manufacturers as a result of recent developments in fuel cell technology.

We compete based upon the price and quality of our products, ability to produce a diverse range of products and customer service. In the LEV product segment, which we believe is our fastest growing segment, we compete principally with Zhejiang Tianneng Battery Co., Ltd. or Tianneng, Zhejiang Chaowei Power Co., Ltd. or Chaowei, and Panasonic.

In the other product segments, our principal competition is Exide Technologies or Exide. We also compete with CSB Battery Co. Ltd. and B&B Battery Co., Ltd.

We believe that the price of our products is lower than that of Exide and about equivalent to the prices charged by our other competitors. We believe that the quality of our products is superior to the quality of Tianneng and Chaowei’s products, but is equivalent to the quality of Exide’s products. Our product mix is more diverse than the product mix of all of our competitors other than Exide, which has a product mix that is equivalent to ours. Finally, we believe that our customer service is better than that of Tianneng but not as good as our other competitors.

Regulation

Since our operating subsidiaries Ritar Shenzhen and Ritar Shanghai are located in China, we are subject to a variety of PRC environmental laws and regulations on air emission, noise, water discharge and storage and disposal of solid and hazardous wastes. The major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Air Pollution and its Implementation Rules, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution. Our production sites in the PRC are also subject to regulation and periodic monitoring by the relevant environmental protection authorities.

We believe that it is important to carry out our operations in an environmentally friendly manner. As such, we attempt to reduce the consumption of natural resources in our operations as much as possible. We also take steps to ensure that waste and by-products produced as a result of our operations are properly disposed of in accordance with applicable laws so as to minimize adverse effects to the environment. These steps include : (1) making sure there is no waste water drained off from our operations; (2) entering into an agreement with Waste Disposal Station, Bao’an District, Shenzhen for wasted acid and hazardous materials, and having the professional staff of the Station dispose of our wasted acid and hazardous materials; (3) collectively recycling the wasted old materials of the productions by Qiaotou Village Committee; (4) hiring professional waste battery recycling companies to be in charge of waste batteries within the territory of PRC; and (5) being a member of Portable Rechargeable Battery Association, or PRBA an international organization which endeavors to obtain consistent domestic and international solutions to environmental and other selected issues affecting the use, recycling and disposal of small sealed rechargeable batteries. We have signed a recycling agreement with PRBA which authorizes PRBA to be in charge of battery recycling outside the territory of PRC.

In addition, we are also subject to PRC’s foreign currency regulations. The PRC government has control over RMB reserves through, among other things, direct regulation of the conversion or RMB into other foreign currencies. Although foreign currencies which are required for “current account” transactions can be bought freely at authorized Chinese banks, the proper procedural requirements prescribed by Chinese law must be met. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the Chinese government.

Our Employees

As of September 30, 2006, we had a total of 986 full-time employees. The following table illustrates the allocation of these employees among the various job functions conducted at our company.

Department	Number of Employees
Production	626
Quality Control	92
Domestic Sales	63
After Sales Service	61
Human Resources	40
Planning and Material Center	31
Research and Development	48
International Sales	10
Finance	15
Total	986

We believe that our relationship with our employees is good. The remuneration payable to employees includes basic salaries and allowances. We also provide training for our staff from time to time to enhance their technical and product knowledge as well as their knowledge of industry quality standards.

We have not experienced any significant problems or disruption to our operations due to labor disputes, nor have we experienced any difficulties in recruitment and retention of experienced staff.

Our Chinese subsidiary has trade unions which protect employees’ rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions and assist in mediating disputes between us and union members.

As required by applicable Chinese laws, we have entered into employment contracts with all of our officers, managers and employees.

Our employees in China participate in a state pension scheme organized by Chinese municipal and provincial governments. We are required to contribute to the scheme at a rate of 8% of the average monthly salary. The compensation expenses related to this scheme was $69,917 and $54,655 for the fiscal years 2005 and 2004, respectively.

In addition, we are required by Chinese laws to cover employees in China with various types of social insurance. We have purchased social insurances for all of our employees.

Our Properties and Facilities

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of up to 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Our main production facilities are located at our headquarters in Shenzhen, China. The total site area is approximately 14,360 square meters, among which 8,260 square meters were leased from Shenzhen Fuyong Town Qiaotou Economic Development Co. The term of this lease is from May 15, 2002 through April 30, 2007. The other 6,100 square meters were leased from Shenzhen Qiaotou Equity Cooperation Co. The term of this lease is from February 1, 2006 through January 30, 2009. We expect that we will be able to renew these leases on similar terms prior to their expiration. We manufacture all of our product types at this facility.

We have a secondary production facility in Shanghai, China. The total site area of this facility is approximately 13,000 square meters. We lease this facility under a lease with Shanghai Fengxian Livestock and Fishery Co., Ltd. The term of this lease is from July 1, 2003 through June 30, 2016. We expect that we will be able to renew this lease on similar terms prior to its expiration. We manufacture LEV lead-acid batteries at this facility.

Our third production facility is located in Huizhou, China. The total site area is approximately 14,704 square meters. We lease this facility under a lease with Huizhou Huiyang Sanlian Iron Products Factory. The term of this lease is from October 1, 2006 though March 31, 2007. We expect that we will be able to renew this lease on similar terms prior to its expiration. Ritar Huizhou is not yet operating. We intend to begin manufacturing our products in Huizhou in addition to Shenzhen and Shanghai and we expect that Ritar Huizhou will be our operating subsidiary for our future Huizhou manufacturing operations.

We have 28 representative offices throughout China. Each office has entered into a lease with a 6-or 12-month term. We expect that we will be able to renew theses leases on similar terms prior to their expirations.

We currently have ten assembly lines. Most of the key production equipment was purchased in China. Production equipment consists of charging/discharging machines, testing equipment, ultrasonic welders and filling machines of electrolyte.

Our 626 production workers currently work in two work shifts of eight to ten hours over seven workings days a week each, to maximize the capabilities of our assembly lines.

We are planning to invest about $5.55 million to expand our production capacity to approximately 965,000 units per month with approximately 743,000 units capacity for LEV and 222, 000 units capacity for UPS. We expect that the construction of these new production lines will be completed within the next twelve months.

We modify our production to cater to client demands. Due to the similar construct of different series of our products, our assembly lines are flexible and allow us to change to the production of different batteries for different applications. This helps us to change with market trends.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

RISK FACTORS

You should carefully consider the risks described below, which constitute all of the material risks facing us. If any of the following risks actually occur, our business could be harmed. You should also refer to the other information about us contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

We operate in an extremely competitive industry and are subject to continual pricing pressure that could negatively affect our financial results.

We compete with a number of major domestic and international manufacturers and distributors of lead-acid batteries, as well as a large number of smaller, regional competitors. Due to excess capacity in some sectors of our industry, consolidation among industrial battery purchasers and the financial difficulties being experienced by several of our competitors, we have been subject to continual and significant pricing pressures. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with original equipment manufacturers and other customers. In addition, some of our competitors own lead smelting facilities which, during periods of lead cost increases or price volatility, may provide a competitive pricing advantage and reduce their exposure to volatile raw material costs. Our ability to maintain and improve our operating margins has depended, and continues to depend, on our ability to control and reduce our costs. We cannot assure you that we will be able to continue to reduce our operating expenses, to raise or maintain our prices or increase our unit volume, in order to maintain or improve our operating results.

Cyclical industry conditions have adversely affected and may continue to adversely affect the results of our operations.

Our operating results are affected by the general cyclical pattern of the industries in which our major customer groups operate, and the overall economic conditions in which we and our customers operate. All of our target client segments are heavily dependent on the end-user markets they serve, such as LEV, telecommunications, and uninterruptible power systems. A weak capital expenditure environment in these markets has had, and can be expected to have, a material adverse effect on the results of our operations.

Our results of operations can be significantly affected by the volatility in the prices of the raw materials that we use to produce our products.

Our raw materials costs are volatile and expose us to significant fluctuations in our product costs. We employ significant amounts of lead, plastics, and other materials in our manufacturing processes. Lead is our most significant raw material and represents approximately 63.7% of our total raw materials costs. The costs of these raw materials, particularly lead, are volatile and beyond our control. Volatile raw materials costs can significantly affect our operating results and make period-to-period comparisons extremely difficult. We may not be able to hedge our raw material requirements at a reasonable cost or to pass on to our customers the increased costs of our raw materials.

Compliance with environmental regulations can be expensive, and our failure to comply with these regulations may result in adverse publicity and a material adverse effect on our business.

As a manufacturer, we are subject to various Chinese environmental laws and regulations on air emission, waste water discharge, solid wastes and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times as the Chinese environmental legal regime is evolving and becoming more stringent. Therefore, if the Chinese government imposes more stringent regulations in the future, we will have to incur additional and potentially substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. If we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and may be required to pay substantial fines, suspend or even cease operations. Failure to comply with Chinese environmental laws and regulations may materially and adversely affect our business, financial condition and results of operations.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies, other than lead-acid, have been introduced over the past few years. In addition, recent advances in fuel cell and flywheel technology have been introduced for use in selected applications that compete with the end uses for lead-acid industrial batteries. For many important and growing markets, such as aerospace and defense, lithium-based battery technologies have large and growing market shares and lead-acid technologies have decreasing market shares. Our ability to achieve significant and sustained penetration of key developing markets, including aerospace and defense, will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and to manufacture and sell, products that satisfy our customers’ demands, or if we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, market acceptance of our products could be reduced and our business could be adversely affected.

We may not be able to adequately protect our proprietary intellectual property and technology, which may harm our competitive position and result in increased expenses incurred to enforce our rights.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Some of these technologies, especially in thin plate pure lead technology, are important to our business and are not protected by patents. Despite our efforts, the steps we have taken to protect our proprietary intellectual property and technology and other confidential information may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. Protecting against the unauthorized use of our products, trademarks and other proprietary rights is also expensive, difficult and, in some cases, impossible. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, operating results and financial condition.

Product branding is important to us and if our brands are misappropriated our reputation could be harmed which could result in lower sales having a negative impact on our financial results.

We rely upon a combination of trademark, licensing and contractual covenants to establish and protect the brand names of our products. We have registered our trademark in the Trademark Office of China. In many market segments, our reputation is closely related to our brand names. Monitoring unauthorized use of our brand names is difficult, and we cannot be certain that the steps we have taken will prevent their unauthorized use, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in China. Our brand names may be misappropriated or utilized without our consent and such actions may have a material adverse effect on our reputation and on the results of our operations.

If we grow through acquisitions and fail to successfully integrate acquired companies, our operations could be disrupted and management could become distracted by integration issues.

As part of our business strategy, we plan to grow in party by acquiring other product lines, technologies or facilities that complement or expand our existing business. We may be unable to implement this part of our business strategy and may not be able to make acquisitions to continue our growth. There is significant competition for acquisition targets in the industrial battery industry. We may not be able to identify suitable acquisition candidates or negotiate attractive terms. In addition, we may have difficulty obtaining the financing necessary to complete transactions that we pursue. Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities would dilute your ownership interests. In addition, future acquisitions might not increase, and may even decrease, our earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional debt or suffer adverse tax and accounting consequences in connection with any future acquisitions, although we currently do not have any identified future acquisition targets.

Where we are successful in completing acquisitions, we might experience difficulties in integrating the acquired business or assets. Acquisitions might result in unanticipated liabilities, unforeseen expenses and distraction of management’s time and attention. We cannot assure you that our acquisition strategy will be successful.

A significant portion of our sales are derived from a limited number of customers, and results from operations could be adversely affected and stockholder value harmed if we lose these customers.

A significant portion of our revenues historically have been derived from a limited number of customers. For the years ended December 31, 2005 and 2004, over 40% and 50% of our revenues, respectively, were derived from our ten largest customers. The loss of any of these significant customers that is not accompanied by the retention of new business in similar volume would adversely affect our revenues and stockholder value.

Our products could be subject to product liability claims by customers and/or consumers, which would adversely affect our profit margins, results of operations and stockholder value.

A significant portion of our products are used in light electric vehicles, such as electric scooters. If our products are not properly designed or built and/or personal injuries are sustained as a result of our equipment, we could be subject to claims for damages based on theories of product liability and other legal theories. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. Also, our reputation could be adversely affected, regardless of whether such claims are successful. Any of these results would adversely affect our profit margins, results from operations and stockholder value.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our cadmium-free, valve-regulated lead-acid products and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for existing products, and by the introduction of new product offerings. Our planned growth includes the construction of new production lines to be put into operation over the next twelve months. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

•	our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant; and

•	rapid technological change.

To accommodate any such growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees, and such funding may not be available in sufficient quantities, if at all. If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Jiada Hu, our Chief Executive Officer, President, Secretary and Treasurer, Jianjun Zeng, our Chief Operating Officer, Degang He, our Chief Technology Officer, and Zhenghua Cai, our Chief Financial Officer. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the manufacturing, technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K or 10-KSB. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We are not subject to these requirements for the fiscal year ending December 31, 2006, accordingly we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2007, although the auditor attestation will not be required until our annual report for the fiscal year ended on December 31, 2008. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Our holding company structure may limit the payment of dividends to our stockholders.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China’s political or economic situation could harm us and our operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;
•	Control of foreign exchange;
•	Methods of allocating resources;
•	Balance of payments position;
•	International trade restrictions; and
•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China, where our operations are conducted, could have a negative effect on our operations.

Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices which would severely disrupt our operations,

•	the sickness or death of our key officers and employees, and

•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Recent Chinese merger and acquisition regulations may limit our ability as to acquire assets and equity interests of Chinese companies, which could hinder our ability to expand in China and adversely affect our long-term profitability.

On August 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a set of regulations entitled “Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, ” which became effective on September 8, 2006, covering all acquisitions of assets and equity interests of Chinese companies by foreign investors, including overseas companies under the de facto control of Chinese persons or entities. Depending on the structure of the transaction, these regulations will require the target Chinese companies to make a series of applications to the aforementioned agencies, some of which must be made within strict time limits and depend on approvals from one or the other of the aforementioned agencies. If obtained, approvals will have expiration dates by which a transaction must be completed. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly and will permit the government much more extensive scrutiny and control over the terms of the transaction. Therefore acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our largest stockholder, Jiada Hu, holds a significant percentage of our outstanding voting securities and accordingly may make decisions regarding our daily operations, significant corporate transactions and other matters that other stockholders may believe are not in their best interests .

Mr. Jiada Hu, our CEO and President, is the beneficial owner of approximately 43.87% of our outstanding voting securities. As a result, he possesses significant influence over the election of our Board of Directors and significant corporate transactions. His ownership may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Other stockholders may believe that these future decisions made by Mr. Hu are not in their best interests.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

This subsection of MD&A is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance, our overall business strategy and our earnings for the periods covered.

General

From our inception in 1985 until February 16, 2007 when we completed a reverse acquisition transaction with Ritar International Group Limited, whose subsidiary companies originally commenced business in May 2002, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

On February 16, 2007 we completed a reverse acquisition transaction with Ritar International Group Limited whereby we issued to the stockholders of Ritar International Group Limited 11,694,663 shares of our common stock in exchange for all of the issued and outstanding capital stock of Ritar International Group Limited. Ritar International Group Limited thereby became our wholly owned subsidiary and the former stockholders of Ritar International Group Limited became our controlling stockholders.

On February 16, 2007, we also completed a private placement pursuant to which we issued and sold 5,724,292 shares of our common stock to certain investors. In addition, we granted to the same investors three-year warrants to purchase 1,317,746 shares of our common stock at $2.78 per share. As a result of this private placement we raised approximately $12.25 million in gross proceeds, which left us with approximately $10.71 million in net proceeds after the deduction of offering expenses in the amount of approximately $1.54 million. In connection with this private placement, we paid the placement agent, Roth Capital Partners, LLC, a placement agency fee of 600,249.27 and we issued to the placement agent a warrant for the purchase of 286,215 shares of our common stock in the aggregate. We are under contractual obligation to register the shares of our common stock within a pre-defined period.

In addition, on February 16, 2007, Mr. Jiada Hu transferred 864,486 shares of our common stock to the same investors in exchange for $1,850,000. We did not directly receive the proceeds from the sale of these shares of common stock by Mr. Hu. However, Mr. Hu used these proceeds to repay in full an outstanding loan that we made to Mr. Hu in September 2006.

In connection with the private placement on February 16, 2007, Ritar International Group Limited’s largest stockholder, Jiada Hu entered into an escrow agreement with the private placement investors. Pursuant to the escrow agreement, Mr. Hu agreed to certain “make good” provisions. In the escrow agreement, we established minimum after tax net income thresholds of $5,678,000 for the fiscal year ending December 31, 2007 and $8,200,000 for the fiscal year ending December 31, 2008. Mr. Hu deposited a total of 3,601,309 shares, to be equitably adjusted for stock splits, stock dividends and similar adjustments, of the common stock of Concept Ventures Corporation into escrow with Securities Transfer Corporation under the escrow agreement. In the event that the minimum after tax net income thresholds for the fiscal year 2007 or the fiscal year 2008 are not achieved, then the investors will be entitled to receive additional shares of our common stock based upon on a pre-defined formula agreed to between the investors and Mr. Hu.

Our Operations

We are a holding company that only operates through our indirect Chinese subsidiaries. Through our Chinese subsidiaries, we design, develop, manufacture and sell environmentally friendly lead-acid batteries with a wide range of applications and capacities, especially in the light electric vehicle or LEV segment, in China. Currently, we market, sell and service our 6 series and 197 models of “Ritar” branded, cadmium-free, valve-regulated lead-acid or VRLA, batteries in China and internationally.

Our client base includes LEV manufacturers such as Electrotherm (I) Ltd., Energy Batteries Ltd., Zhejiang LvYuan Electric Vehicle Co., Ltd., Shenzhen ShenLing Vehicle Co., Ltd., and China Xing Yue Group, international uninterruptible power source or UPS manufacturers, including Delta Electronics (Jiangsu) Ltd. and SSB Battery Service GmbH, and telecommunications operators such as China Telecom Corporation Limited, China Mobile Communication Corporation, China Network Communications Group Corporation, Siemens AG, and Lucent Technologies.

We serve about 700 clients in 55 countries with $14.00 million or 61.34% of our net sales in 2005 attributable to China and $8.82 million or 38.66% attributable to other countries in 2005. No single client accounted for more than 7% of our revenues in 2005.

We market, sell and service our products nationally and globally through a combination of company-owned offices and independent manufacturers’ representatives. We believe we are well positioned to meet our clients’ delivery and servicing requirements. We have targeted our approach to meet local market conditions, which we believe provides the best possible service for our regional clients and our global accounts.

Overseas (outside of China) sales cover 55 countries, such as Germany, Austria, Switzerland, the Czech Republic, Poland, Greece, Portugal, South Africa, Philippines and India. Our overseas sales accounted for 38.7% and 41.1% of total sales in 2005 and the nine month period of 2006, respectively.

Opportunity for Growth

In the past, we have not had sufficient capital to meet the production demand of some of our clients. Our current sales volume as a percentage of the actual product demand of our clients is relatively small. Their product demand is also growing as a result of growth in the LEV market in China. In December 2005, we began to expand our production capacity in an attempt to begin to meet our clients’ actual demand for our products by constructing a new production line that can produce approximately 53,472 units of our products per month. In June 2006 we again expanded our capacity by constructing another 53,472 units per month production line. The cost of constructing these production lines, including the cost of equipment used in the production lines (but not including the cost of land or buildings), is approximately $240,000 per production line. We plan to use approximately $5.55 million of the gross proceeds that we raised in our recent private placement to construct 8 additional new production lines. Of such amount, approximately, $2.2 million will be used to acquire land rights, approximately $1.45 million will be used to construct or acquire buildings, and approximately $1.9 million will be used to acquire machinery. We expect these new production lines to increase our capacity even further and to increase our ability to satisfy the actual product demands of our clients. We expect that the construction of these new lines will be completed during the next twelve months.

LEV manufacturers usually have two suppliers, one is their major supplier, which provides about 2/3 of the total output of the manufacturer and the other is the back-up supplier which serves the remaining 1/3. Once our new production lines are complete, we believe that we may have the opportunity to become the main supplier (instead of the back up supplier) to some of our existing clients, thus further increasing potential sales.

We believe that another opportunity for Ritar arises out of the increased use of light electric vehicles in China. China’s light electric vehicle market experienced relatively high levels of growth during the past 5 years. The output of LEVs in China was 0.59 million units in 2001, 1.59 million units in 2002, 4.00 million units in 2003, 6.76 million units in 2004 and 10.00 million units in 2005, according to the Research Report on China’s LEV jointly issued by the Development & Research Center of the State Council, National Construction Ministry and National Science and Technology Ministry in May 2006. This demonstrates a compounded annual growth rate of 102.9% during the period from 2001 to 2005.

China’s LEV industry is expected to maintain strong growth during the period from 2006 to 2010. The projected output of LEV is about 15 million units in 2006, and 30 million units in 2010. The compounded annual growth rate is expected to be 24.57% from 2006 to 2010.

We earn higher margins on sales of our batteries to LEV manufacturers than we do on other products like UPS. Given the expected increased production of LEVs in China, we have focused much of our marketing strategy on this product segment. We believe that we will have increased revenues as a result of increased sales of LEVs in China.

Weaknesses and Uncertainties that Affect our Financial Condition

Our primary challenge is our potential inability to produce enough of our products to satisfy the increased demand for our products due to the shortage of enough working capital and limited production capacity. Currently we can only meet about one-fourth to one-third of the demand from our clients. We do not have enough working capital to buy raw materials and the utilization rate of our production capacity was approximately 80%. In order to meet the projected demand for our products in the future, we need to increase our working capital and build additional manufacturing lines. We have raised a total of approximately $12.25 million in the private placement that we closed on February 16, 2007. We expect to use approximately $5.55 million of the proceeds to acquire land and buildings and to build additional production lines, $1.8 million for costs associated with the acquisition of Ritar, $266,000 for transportation equipment, $139,000 for office equipment and the remaining approximately $2.25 million for working capital. With the increased working capital and capacity, we will be able to increase our ability to meet the demand for our products from our clients.

Results of Operations

The following tables set forth key components of results of operations of our two Chinese operating subsidiaries, Ritar Shenzhen and Ritar Shanghai for the periods indicated, both in dollars and as a percentage of sales revenues and key components of our revenue for the period indicated in dollars.

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
In Thousands	$	$	$	$$

Revenues	16,059	22,817	16,180	28,086
Cost of sales	(13,887)	(18,806)	(13,449)	(21,966)

Gross Profit	2,172	4,011	2,731	6,120

Operating Expenses

Salaries	(281)	(350)	(261)	(370)
Sales commission	(332)	(419)	(355)	(304)
Other selling, general and administrative expenses	(1,419)	(1,917)	(1,435)	(1,767)
	(2,032)	(2,686)	(2,051)	(2,441)

Operating Profit	140	1,325	680	3,679

Other Income and (Expenses)
Interest income	3	4	2	4
Government grants	25	2	2	0
Gain on disposal of subsidiaries	0	0	0	37
Other income	0	2	2	0
Interest expenses	(41)	(129)	(92)	(190)
Other expenses	0	(3)	(2)	(4)
Other income (expenses)	(13)	(124)	(88)	(153)

Income before income taxes and minority interests	127	1,201	592	3,526

Income taxes	(14)	(128)	(70)	(264)

Income before minority interests	113	1,073	522	3,262

Minority interests share loss (profits)	24	(12)	(7)	(67)

Net income	137	1,061	515	3,195

Other comprehensive income (loss)
Foreign currency translation adjustments	0	(1)	20	87

Comprehensive Income	137	1,060	535	3,282

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
As a percentage of Revenues	$	$	$	$

Revenues	100.00%	100.00%	100.00%	100.00%
Cost of sales	-86.47%	-82.42%	-83.12%	-78.21%

Gross Profit	13.53%	17.58%	16.88%	21.79%

Operating Expenses

Salaries	-1.75%	-1.53%	-1.61%	-1.32%
Sales commission	-2.07%	-1.84%	-2.19%	-1.08%
Other selling, general and administrative expenses	-8.84%	-8.40%	-8.87%	-6.29%
	-12.66%	-11.77%	-12.67%	-8.69%

Operating Profit	0.87%	5.81%	4.21%	13.10%

Other Income and (Expenses)
Interest income	0.02%	0.02%	0.01%	0.01%
Government grants	0.16%	0.01%	0.01%	0.00%
Gain on disposal of subsidiaries	0.00%	0.00%	0.00%	0.13%
Other income	0.00%	0.01%	0.01%	0.00%
Interest expenses	-0.26%	-0.57%	-0.57%	-0.68%
Other expenses	0.00%	-0.01%	-0.01%	-0.01%
Other income (expenses)	-0.08%	-0.54%	-0.55%	-0.54%

Income before income taxes and minority interests	0.79%	5.26%	3.66%	12.56%

Income taxes	-0.09%	-0.56%	-0.43%	-0.94%

Income before minority interests	0.70%	4.70%	3.23%	11.62%

Minority interests share loss (profits)	0.15%	-0.05%	-0.04%	-0.24%

Net income	0.85%	4.65%	3.18%	11.38%

Other comprehensive income (loss)
Foreign currency translation adjustments	0.00%	0.00%	0.12%	0.31%

Comprehensive Income	0.85%	4.65%	3.31%	11.69%

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
Components of Revenue In thousands	$	$	$	$

Total revenue	16,059	22,817	16,180	28,086

Revenue by Product or Product line
LEV	5,204	12,013	7,859	18,042
UPS	10,855	10,804	8,321	10,044

Nine Months Ended September 30, 2006 and 2005

Revenues. Revenues increased $11.91 million, or 73.61% to $28.09 million for the nine months ended September 30, 2006 from $16.18 million for the same period in 2005. Approximately $10.18 million of the increased revenues during the nine month period ended September 30, 2006 is attributable to increased sales of LEV batteries. This increase resulted from increased market demand for our products due to increasing popularity of LEV in China and overseas markets. In addition, we increased our production capacity in December 2005 and in June 2006 by constructing two new production lines that provided us with an additional 106,944 units per month of product production capacity, in the aggregate. As a result of this increased capacity we were able to fulfill more orders from our existing customers whose demands were not fully met in the previous years due to our more limited production capacity.

Cost of Goods Sold. Our cost of goods sold increased $8.52, or 63.35% to $21.97 million for the nine months ended September 30, 2006 from $13.45 million during the same period in 2005. This increase was due to the increase of sales revenue. As a percentage of revenues, the cost of goods sold decreased to 78.21% during the nine months ended September 30, 2006 from 83.12% in the same period of 2005. Such increase of gross margin was mainly attributable to the increased production volume which cut down unit production cost. Meanwhile, we adjusted our product mix to increase the sales of LEV batteries which resulted in higher gross profit margin so as to profit on the expanding LEV market. The sales of LEV batteries as a percentage of total revenues increased to 64.24% during the nine months ended September 30, 2006 from 48.57% in the same period of 2005.

Gross Profit. Our gross profit increased $3.39 million, or 124.18% to $6.12 million for the nine months ended September 30, 2006 from $2.73 million for the same period in 2005. Gross profit as a percentage of revenues was 21.79% for the nine months ended September 30, 2006, an increase of 4.91% from the 16.88% during the same period in 2005.

Salaries. Salaries increased $0.11 million, or 42.31% to $0.37 million for the nine months ended September 30, 2006 from $0.26 million during the same period in 2005. As a percentage of revenues, salaries decreased to 1.32% for the nine months ended September 30, 2006 from 1.61% for the same period in 2005. The dollar increase of salaries was mainly attributable to increased headcounts in accordance with expanded production and sales volume.

Sales Commission. Sales commission decreased $0.06 million, or 16.67% to $0.30 million for the nine months ended September 30, 2006 from $0.36 million during the same period in 2005. As a percentage of revenues, sales commission decreased to 1.08% for the nine months ended September 30, 2006 from 2.19 % for the same period in 2005. The decrease of sales commission was mainly attributable to changes in our marketing strategy. In 2005, we exerted great efforts to develop new customers through our sales team and therefore incurred more sales commission. In 2006, our limited production capacity was unable to meet further demand from new customers. As a result, we incurred less sales commission in developing new customers.

Other Selling, General and Administrative Expenses. Other selling, general and administrative expenses increased $0.33 million, or 22.92% to $1.77 million for the nine months ended September 30, 2006 from $1.44 million during the same period in 2005. As a percentage of revenues, other selling, general and administrative expenses decreased to 6.29% for the nine months ended September 30, 2006 from 8.87 % for the same period in 2005. The dollar increase of other selling, general and administrative expenses mainly represented increase of freight in accordance with rise of sales.

Income Before Income Taxes and Minority Interest. Income before income taxes and minority interest increased $2.94 million or 498.31% to $3.53 million during the nine months ended September 30, 2006 from $0.59 million during the same period in 2005. Income before income taxes and minority interest as a percentage of revenues increased to 12.56% during the nine months ended September 30, 2006 from 3.66% during the same period in 2005. The increase was mainly attributable to the increase of gross profit contributed by sales of LEV batteries which were of higher gross profit margins and which more than doubled in the nine months ended September 30, 2006. The increase was also attributable to the decrease of operating expenses as a percentage of revenue due to our improved expense control.

Income Taxes. Our subsidiary Ritar Shenzhen is subject to Chinese enterprises income tax or EIT at a rate of 15% of the assessable profits. As approved by the local tax authority in the PRC, Ritar Shenzhen was entitled to a two-year exemption from EIT followed by 50% tax exemption for the next three years, commencing from the first cumulative profit-making year in the fiscal financial year of 2003. Accordingly, Ritar Shenzhen was subject to a tax rate of 7.5% for 2005, 2006 and 2007. Furthermore, Ritar Shenzhen, as a Foreign Investment Enterprise or FIE engaged in advanced technology industry, was approved to enjoy a further 50% tax exemption for 2008, 2009 and 2010.

Income taxes increased $0.19 million to $0.26 million during the nine months ended September 30, 2006 from $0.07 during the same period in 2005. Our effective tax rate for the nine months ended September 30, 2006, was 7.5%. Our 2006 effective tax rate is expected to be 7.5%

Net Income. Net income increased $2.68 million, or 515.38% to $3.20 million during the nine months ended September 30, 2006 from $0.52 million during the same period in 2005, as a result of the factors described above.

Fiscal Year Ended December 31, 2005 and 2004

Revenues. Revenues increased $6.76 million or 42.09% to $22.82 million in 2005 from $16.06 million in 2004. All the increase in revenues resulted from increased sales of LEV batteries. This increase was mainly attributable to the increased market demand for our products due to increasing popularity of LEV in China and overseas markets. We expect the LEV market will continue to increase in the future.

Cost of Goods Sold. Our cost of goods sold increased $4.92 million or 35.42% to $18.81 million in 2005 from $13.89 million in 2004. This increase was mainly attributable to the increase of sales volume. As a percentage of revenues, our cost of goods sold in 2005 decreased 4.05% to 82.42% from the 86.47% in 2004. Such increase of gross margin was mainly attributable to the increased production and sales of LEV batteries which have a higher profit margin. The sales of LEV batteries as a percentage of total revenue increased to 52.65% in 2005 from 32.41% in 2004. We first started to manufacture LEV batteries in 2004 and could only meet a minor part of our customers’ demands during that year.

Gross Profit. Our gross profit increased $1.84 million or 84.79% to $4.01 million in 2005 from $2.17 million in 2004. Gross profit as a percentage of revenues increased 4.05% in 2005 as compared with 2004 for the reason stated above.

Salaries . Salaries increased $0.07 million, or 25.00% to $0.35 million in 2005 from $0.28 million in 2004. As a percentage of revenues, salaries decreased to 1.53% in 2005 from 1.75 % in 2004. The dollar increase of salaries was mainly attributable to increased headcounts in accordance with expanded production and sales volume.

Sales Commission. Sales commission increased $0.09 million, or 27.27% to $0.42 million in 2005 from $0.33 million in 2004. As a percentage of revenues, sales commission decreased to 1.84% in 2005 from 2.07 % in 2004. The increase of sales commission was mainly attributable to our efforts to develop new customers for our LEV batteries through our sales team in 2005. We started production of LEV batteries in 2004 and carried out full-scale marketing and promotion in 2005.

Other Selling, General and Administrative Expenses. Other selling, general and administrative expenses increased $0.50 million, or 35.21% to $1.92 million in 2005 from $1.42 million in 2004. As a percentage of revenues, other selling, general and administrative expenses decreased to 8.40% in 2005 from 8.84% in 2004. The dollar increase of other selling, general and administrative expenses was mainly attributable to increase in R&D expenses and miscellaneous selling expenses that increased as sales went up.

Income from Continuing Operations before Taxes. Income from continuing operations before taxes increased $1.07 million to $1.20 million in 2005 from $0.13 million in 2004. Income from continuing operations before taxes as a percentage of revenues increased 4.47% in 2005 as compared to 2004. This increase was primarily a result of increased gross profit contributed by sales of LEV batteries which are of higher gross profit margin.

Income Taxes. Our subsidiary Ritar Shenzhen is subject to Chinese enterprises income tax or EIT at a rate of 15% of the assessable profits. As approved by the local tax authority in the PRC, Ritar Shenzhen was entitled to a two-year exemption from EIT followed by 50% tax exemption for the next three years, commencing from the first cumulative profit-making year in the fiscal financial year of 2003. Accordingly, Ritar Shenzhen was subject to a tax rate of 7.5% for 2005, 2006 and 2007. Furthermore, Ritar Shenzhen, as a Foreign Investment Enterprise or FIE engaged in advanced technology industry, was approved to enjoy a further 50% tax exemption for 2008, 2009 and 2010.

We incurred income taxes of $0.13 million in 2005. This is an increase of $0.12 million from the taxes we incurred in 2004, which amounted to $0.01. We paid more taxes in 2005 mostly because of higher income in 2005 compared to 2004.

Net Income . Net income increased $0.92 million, or 657.14%, to $1.06 million in 2005 from $0.14 million in 2004, as a result of the factors described above.

Liquidity and Capital Resources

General

As of December 31, 2005 and September 30, 2006, our two Chinese operating subsidiaries, Ritar Shenzhen and Ritar Shanghai had cash and cash equivalents (including restricted cash) of $0.50 million and $1.34 million, respectively. The following table provides detailed information about the net cash flow of these two Chinese operating subsidiaries for all financial statements periods presented in this report.

	Cash Flow		Nine Months Ended
	Years Ended December 31,		September 30,

	2004	2005	2005	2006
	(In thousands)
Net cash provided by (used in) operating activities	$406	$1,009	$656	$341
Net cash provided by (used in) investing activities	$(290)	$(704)	$(632)	$(1,069)
Net cash provided by (used in) financing activities	$54	$(207)	$852	$1,484
Net cash Flow	$170	$97	$897	$841

Operating Activities

Net cash provided by operating activities was $0.34 million for the nine month period ended September 30, 2006, which is an decrease of $0.32 million from the $0.66 million net cash provided by operating activities for the same period of 2005. The decrease of the cash provided by operating activities was mainly attributable to the $2.99 million increase in inventories to $6.50 million as of September 30, 2006 from the $3.51 million as of December 31, 2005. The increase in inventory was mainly attributable to our attempt to take advantage of the tax refund policy for export that ceased on September 15, 2006 but still applied to exports claimed to the Customs before December 14, 2006. Meanwhile, we anticipated the price of lead, our major raw materials, to rise in the coming months. In view of the above two factors, we raised our purchase of raw materials and production in August and September, 2006 and kept a higher inventories level as of September 30, 2006 to prepare for increased exports and to reduce the risk of rising lead price.

Net cash provided by operating activities was $1.01 million in fiscal year 2005, which is an increase of $0.60 million from the $0.41 million net cash provided by operating activities in fiscal year 2004. The increase was mainly attributable to increased operating profit, which was partially offset by increase in inventories as a result of expanded production.

Investing Activities

Our main uses of cash for investing activities are payments to the acquisition of property, plant and equipment.
Net cash used in investing activities in the nine month period ended September 30, 2006 was $1.07 million, which is an increase of $0.44 million from net cash used in investing activities of $0.63 million in the same period of 2005 due to acquisition of more equipment to expand our production.

Net cash used in investing activities in fiscal year 2005 was $0.70 million, which is an increase of $0.41 million from net cash used in investing activities of $0.29 million in fiscal year 2004 due to acquisition of more equipment to expand our production.

Financing Activities

Net cash provided by financing activities in the nine month period ended September 30, 2006 was $1.48 million, which is an increase of $0.63 million from the $0.85 million net cash provided by financing activities in the same period of 2005. The increase of the cash provided by financing activities was mainly attributable to new borrowings to fund working capital for expanded production and sales.

Net cash used in financing activities in fiscal year 2006 totaled $0.21 million as compared to $0.05 million provided by financing activities in fiscal year 2005. The increase of the cash used in financing activities was mainly attributable to more repayment of borrowings with cash provided by operating activities.

Loan Facilities

As of December 31, 2005, the amounts and maturity dates for our bank loans were as follows.

All amounts, other than percentages, in thousands of U.S. dollars
Banks	Amounts	Beginning	Ending	Duration
Fengxian Yangwang Village Credit Union	$186 (RMB 1,500)	January 18, 2005	January 18, 2006	1 year
Ka Wah Bank Limited	$154 (RMB 1,230)	March 8, 2005	March 8, 2007	2 years
Pacific Finance	$114 (RMB 900)	March 8, 2005	March 8, 2007	2 years
Total	$454

As shown in the above table, we have $0.45 million in loans maturing on or before the end of March of 2007. We plan to either repay this debt as it matures or refinance this debt with other debt.

On February 16, 2007, through a private placement, we raised about $12.25 million in gross proceeds, which left us with approximately $10.71 million in net proceeds after the deduction of offering expenses in the amount of approximately $1.54 million. We plan to use approximately $5.55 million of the net proceeds on building new production lines and $2.25 million as our working capital. This financing resulted in an increase of our net cash flow and a decrease of our asset/liability ratio and financial risks.

We believe that our currently available working capital, after receiving the aggregate proceeds of Ritar’s capital raising activities and the credit facilities referred to above, should be adequate to sustain our operations at our current levels through at least the next twelve months.

Obligations Under Material Contracts

Below is a table setting forth our contractual obligations as of December 31, 2005:

Payments in thousands of U.S. dollars
	Total	Less than one year	1-3 years	3-5 years	More than 5 years
Long term debt obligations	268	237	31	-	-
Operating lease obligations	401	304	97	-	-
Total	669	541	128	-	-

Below is a brief summary of the payment obligations under materials contracts to which we are a party.

On March 18, 2002, our subsidiary Ritar Shenzhen entered into a real property lease agreement with Fuyong Town Qiaotou Economic Development Co. or Fuyong Qiaotou whereby Fuyong Qiaotou agreed to lease to Ritar Shenzhen a facility of approximately 8,260 square meters. Rent is RMB 87,480 per month (approximately $11,073) and must be paid before the end of each month. The term of lease is five years expiring on April 30, 2007.

On July 1, 2003, our subsidiary Ritar Shanghai entered into a real property lease agreement with Shanghai Fengxian Livestock and Fishery Co., Ltd. or Shanghai Livestock whereby Shanghai Livestock agreed to lease to Ritar Shanghai a facility of approximately 13,000 square meters. Rent is RMB 1,000,000 per year (approximately $126,582) and must be paid at the beginning of each year. The term of lease is thirteen years expiring on June 30, 2016.

On March 28, 2006, our subsidiary Ritar Shenzhen entered into a real property lease agreement with Shenzhen Qiaotou Equity Cooperation Co. or Shenzhen Qiaotou whereby Shenzhen Qiaotou agreed to lease to Ritar Shenzhen a facility of approximately 6,100 square meters. Rent is RMB 71,980 per month (approximately $9,111) and must be paid before the 20th day of each month. The term of lease expires on January 30, 2009.

On October 1, 2006, our subsidiary Ritar International Group Limited entered into a real property lease agreement with Huizhou Huiyang Sanlian Iron Products Factory or Huizhou Sanlian whereby Huizhou Sanlian agreed to lease to us a facility of approximately 14,704 square meters. Rent is RMB 220,560 per month (approximately $27,919) and must be paid before the 5th day of each month. The term of lease is six months expiring on March 31, 2007.

On March 6, 2006, our subsidiary Ritar Shenzhen entered into a credit facility agreement with DBS Bank (Hong Kong) Limited Shenzhen Branch or DBS, pursuant to which DBS agreed to:

(1) provide Ritar Shenzhen a receivables based credit facility of up to RMB 2 million (approximately $0.25 million). Under this agreement, each advance must be repaid within three months of the issuance of the commercial invoice for the advance. Ritar Shenzhen agreed to pay an interest at a rate 35% higher than the People’s Bank of China prime rate.

(2) provide Ritar Shenzhen with separate Factor Financing facilities with aggregate credit availability of $932,912, which consist of (a) up to $300,000 Factor Financing facility and (b) up to RMB 5,000,000 or US dollar equivalent (approximately $ 632,912). Under this agreement, all funds borrowed must be repaid within three months of the issuance of commercial invoices of the factored receivables. Ritar Shezhen agreed to pay a fee based on a rate 45% higher than the People’s Bank of China prime rate if the advance is in RMB. Ritar Shenzhen also agreed to pay interest at a monthly rate of 2% of the outstanding balance when the loan is due.

On November 22, 2006, Ritar Shenzhen entered into a supplemental agreement with DBS, pursuant to which DBS agreed to (1) negotiate documentary letters of credit (with recourse) up to $125,000 for Ritar Shenzhen; and (2) provide a loan in the amount of RMB 2,500,000 (approximately $316,456). Ritar Shenzhen agreed to pay interest at a monthly rate equal to 50% higher than the People’s Bank of China prime rate. The loan has a two-year term.

On October 19, 2006, our subsidiary Ritar International Group Limited entered into an one year consulting agreement with Heritage Management Consultants, Inc., pursuant to which Heritage Management Consultants, Inc. will assist us in our fund raising activities and meeting our obligations as a U.S. publicly traded company in exchange for a compensation of $175,000.

On September 5, 2006, our subsidiary Ritar Shenzhen entered into a financial advisory agreement with HFG International, Limited, a Hong Kong corporation. Under the financial advisory agreement, HFG International, Limited agreed to provide Ritar Shenzhen with financial advisory and consulting services in implementing a restructuring plan, advising Ritar Shenzhen on matters related to a capital raising transaction and facilitating Ritar Shenzhen’s going public transaction. In consideration for these services, HFG International, Limited was paid a fee of $480,000 upon the closing of the going public transaction. Our sole director Timothy P. Halter is the principal stockholder and the chief executive officer of HFG International, Limited.

Seasonality of our Sales

We experience ramped up sales caused by seasonal surges in client demand with respect to our LEV and UPS products, we usually capitalize on this seasonality and carefully plan in advance of the seasonality peak.

Sales of our products in the LEV product segment generally increase from June to October in China. Sales of our UPS products generally increase from May to November of each year.

Inflation

Inflation does not materially affect our business or the results of our operations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

•
Inventories-Inventories are stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

•
Trade accounts receivable-Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at period -end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

•
Outstanding account balances are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

•
Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

•
Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Plant and machinery 5 years
Furniture, fixtures and equipment 5 years
Motor vehicles 5 years

•
Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

•
Revenue recognition- The Company recognizes revenue on product sales when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”), sales returns, trade discounts and allowances.  The Company is subject to VAT which is levied on the majority of the products of the Company at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.  Provision for sales returns are recorded as a reduction of revenue in the same period that revenue is recognized.  The provision for sales returns, which is based on historical sales returns data, is the Company’s best estimate of the amounts of goods that will be returned from its customers.

•
Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

•
Research and development expenses- Research and development costs associated with the creation of new model batteries, prior to reaching technological feasibility are expensed as incurred. Once technological feasibility has been achieved, research and development costs are capitalized and depreciated over their useful lives. Generally, all expenditures for research activities relating to new batteries development and improvement are charged to expense as incurred. Such expenditures amounted to $157,475 and $89,887 for the nine months ended September 30, 2006 and 2005, respectively.

•
Post-retirement and post-employment benefits-The Company’s subsidiaries contribute to a state pension scheme in respect of its PRC employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

•
Use of estimates- The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory obsolescence, depreciation, intangible asset valuations and useful lives, goodwill impairments, employee benefit plans, environmental accruals, warranty costs, taxes and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

•
Significant Estimates Relating to Specific Financial Statement Accounts and Transactions Are Identified-The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory work in process valuation and obsolescence, depreciation, useful lives, taxes, and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Recent Changes in Accounting Standards

•	SFAS No. 151, “Inventory Cost”-

In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 151, “Inventory Costs”. an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under SFAS No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidation financial statements, results of operations, or cash flows.

•	SFAS No. 123(R),“Share-Based Payment” -

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) is a revision of SFAS No. 123, “Accounting for Stock Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company began recognizing compensation expense for the fair value of stock-based compensation in its financial statements in accordance with SFAS 123 in 2003. The effective date of SFAS 123 (R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company’s financial position, results of operations or cash flow.

In March 2005, the SEC staff issued additional guidance on SFAS 123 (R) in the form of Staff Accounting Bulletin (“SAB”) No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard’s fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have a material impact on the Company’s financial statements or results of operations.

•	SFAS No. 153,“Exchanges of Nonmonetary Assets” -

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

•	FASB Interpretation (“FIN”) No. 47,“Accounting for Conditional Asset Retirement Obligations” -

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations”. FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company’s financial position, results of operations or cash flows.

•	SFAS No. 154, “Accounting Changes and Error Corrections” -

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

•	FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

•	SFAS 157, “Fair Value Measurements” -

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

•	Staff Accounting Bulletin (“SAB”) No. 108 -

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 16, 2007 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Ritar International Group Limited, Room 2201 Tower A, Cyber Times Building, Tian’an Cyber Park, Futian District, Shenzhen, China, 518040.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jiada Hu(3)(4)(5)	CEO, President, Secretary and Treasurer	Common Stock $0.001 par value	8,315,825	43.87%

Jianjun Zeng	Chief Operating Officer	Common Stock $0.001 par value	701,680	3.70%

Degang He	Chief Technology Officer	Common Stock $0.001 par value	0	*

Zhenghua Cai	Chief Financial Officer	Common Stock $0.001 par value	0	*

Timothy P. Halter(6)(7) 12890 Hill Top Road, Argyle, TX 76226	Director	Common Stock $0.001 par value	1,100,000	5.80%

All officers and directors as a group (5 persons named above)		Common Stock $0.001 par value	10,117,505	53.37%
5% Securities Holder
David Brigante (6)(7) 12890 Hill Top Road Argyle, TX 76226		Common Stock $0.001 par value	1,100,000	5.80%

George L. Diamond (6)(7) 12890 Hill Top Road Argyle, TX 76226		Common Stock $0.001 par value	1,100,000	5.80%

Marat Rosenberg (6)(7) 12890 Hill Top Road Argyle, TX 76226		Common Stock $0.001 par value	1,100,000	5.80%

Pope Investments LLC(8) c/o Pope Asset Management 5100 Poplar Ave., Suite 805 Memphis, TN 38137		Common Stock $0.001 par value	2,467,290	12.74%

William P. Wells(9) c/o Pope Asset Management 5100 Poplar Ave., Suite 805 Memphis, TN 38137		Common Stock $0.001 par value	2,523,364	13.02%

Jeffrey L. Feinberg(10) c/o JLF Asset Management, LLC 2775 Via de la Valle, Suite 204 Del Mar, CA 92014		Common Stock $0.001 par value	1,682,242	8.75%

Henying Peng(5)(11)		Common Stock $0.001 par value	8,315,863	43.87%
Total Shares Owned by Persons Named above
		Common Stock $0.001 par value	14,323,111	75.14%

* Less than 1%

1Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2A total of 18,954,267 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3In order to induce certain individuals to loan money to us in the aggregate amount of approximately $762,500, Mr. Jiada Hu, in July 2006 granted these lenders a right to purchase from Mr. Hu 161,408 shares of our common stock in aggregate. The right to purchase Mr. Hu’s shares of our common stock can be exercised within three years at the exercise price of $2.14 per share.

4Includes 701,680 shares of our common stock owned by Henying Peng, Mr. Hu’s wife.

5Includes 3,601,309 shares that have been placed in escrow that may be released to the investors in the event we do not meet the performance thresholds for 2007 and 2008.

6Includes 550,000 shares of our common stock owned by Halter Financial Investments, L.P., or HFI, of which Halter Financial Investments GP, LLC is the sole general partner. The limited partners of HFI are: (i) TPH Capital, L.P. of which TPH Capital GP, LLC is the general partner and Timothy P. Halter is the sole member of TPH Capital GP, LLC; (ii) Bellfield Capital, L.P. of which Bellfield Capital Management, LLC is the sole general partner and David Brigante is the sole member of Bellfield Capital Management, LLC; (iii) Colhurst Capital L.P of which Colhurst Capital GP, LLC is the general partner and George L. Diamond is the sole member of Colhurst Capital GP, LLC; and (iv) Rivergreen Capital, LLC of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

7Includes 550,000 shares of our common stock owned by Halter Financial Group, L.P., or HFG, of which Halter Financial Group GP, LLC is the sole general partner. The limited partners of HFI are: (i) TPH Capital, L.P. of which TPH Capital GP, LLC is the general partner and Timothy P. Halter is the sole member of TPH Capital GP, LLC; (ii) Bellfield Capital, L.P. of which Bellfield Capital Management, LLC is the sole general partner and David Brigante is the sole member of Bellfield Capital Management, LLC; (iii) Colhurst Capital L.P of which Colhurst Capital GP, LLC is the general partner and George L. Diamond is the sole member of Colhurst Capital GP, LLC; and (iv) Rivergreen Capital, LLC of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFG.

8Includes 411,215 shares underlying the warrant to purchase shares of our common stock.

9Includes (i) 2,056,075 shares of our common stock and 411,215 shares underlying the warrant to purchase shares of our common stock owned and held by Pope Investments LLC and (ii) 46,729 shares of our common stock and 9,345 shares underlying the warrant to purchase shares of our common stock owned and held by Halter/Pope USX China Fund of which Pope Asset Management, LLC is the manager of which Mr. Wells is the President. Mr. Wells has sole voting and investment control over the securities held by both Pope Investments LLC and Halter/Pope USX China Fund.

10Includes (i) 616,700 shares of our common stock and 123,340 shares underlying the warrant to purchase shares of our common stock owned and held by JLF Partners I, L.P., (ii) 43,700 shares of our common stock and 8,740 shares underlying the warrant to purchase shares of our common stock owned and held by JLF Partners II, L.P., and (iii) 741,469 shares of our common stock and 148,293 shares underlying the warrant to purchase shares of our common stock owned and held by JLF Off Shore Fund, Ltd. to which JLF Asset Management LLC serves as the management company and/or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, LLC.

11Includes 7,614,145 shares of our common stock owned by Mr. Hu, Henying Peng’s husband.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Timothy P. Halter	40	Director(1)

Jiada Hu	42	Chief Executive Officer, President, Secretary, Treasurer and Director (2)

Jianjun Zeng	39	Chief Operating Officer

Degang He	66	Chief Technology Officer

Zhenghua Cai	36	Chief Financial Officer

(1) Former President, Secretary and Treasurer prior to February 16, 2007 and current director until the 10th day following the mailing of an information statement complying with Rule 14f-1 of the Exchange Act.

(2) Will become a director upon the effective date of the resignation of Timothy P. Halter.

TIMOTHY P. HALTER. Mr. Halter has been our sole director, President, Secretary and Treasurer since July 7, 2006. On February 16, 2007, Mr. Halter resigned from all offices he held with us. On the same date, Mr. Halter submitted his resignation as our sole director, which will become effective upon the 10th day following the mailing of this information statement. Since 1995, Mr. Halter has been the President and the sole stockholder of Halter Financial Group, Inc., a Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance. Mr. Halter currently serves as a director of DXP Enterprises, Inc., a public corporation (Nasdaq: DXPE), and is an officer and director of Nevstar Corporation., a Nevada corporation, Robcor Properties, Inc., a Nevada corporation, and Point Acquisition Corporation., a Nevada corporation.

JIADA HU, became our Chief Executive Officer, President, Secretary, Treasurer on February 16, 2007 and will become our director upon the resignation of Timothy P. Halter which is expected to become effective on or about March 2, 2006. Mr. Hu has been our Chairman and Chief Executive Officer of our subsidiary, Ritar Shenzhen, since June 2002. Before founding Ritar Shenzhen in June 2002, Mr. Hu was the Vice President of Sales at Shenzhen Senry Power Co., Ltd, a major lead-acid battery manufacturer in China from December 1998 to June 2002. Mr.Hu holds a B.S. degree from Jilin University and Master’s degree in Business Administration from TsingHua University.

JIANJUN ZENG, became our Chief Operating Officer on February 16, 2007 and he became the Chief Operating Officer of our subsidiary, Ritar Shenzhen in June 2002. Prior to joining Ritar, Mr. Zeng was the Vice President of one of the major lead-acid battery manufacturers, ZhongShan Enduring Battery Co., Ltd from April 2000 to April 2002. From October 1999 to March 2000, Mr. Zeng was the Vice President of Sales of Shenzhen Jinxingguang Power Co., Ltd., a VRLA manufacturer and prior to that, Mr. Zeng had been Chief of the production department of HengYang City TianYuan Inc. a metallurgy company. Mr. Zeng holds a bachelor’s degree from Hunan University and Master’s degree in Business Administration from Zhongshan University.

DEGANG HE became our Chief Technology Officer on February 16, 2007 and he has been the Chief Technology Officer of our subsidiary, Ritar Shenzhen since July 2003. Prior to joining Ritar, Mr. He was the Chief Technology Officer of Guangdong Panyu Storage Battery Co., Ltd., a manufacturer of VRLA and SLI batteries from February 1993 to May 2003 and a large state-owned lead-acid battery enterprise in Hunan from July 1963 to February 1993. He holds a B.S. in Chemistry from Guangxi University that he received in 1963.

ZHENGHUA CAI became our Chief Financial Officer on February 16, 2007 and he has been the manager of the Finance Department of our subsidiary, Ritar Shenzhen since November 2002. Prior to joining Ritar, Mr. Cai was Chief of the Finance Department of DaDa Electronics (Shenzhen) Co., Ltd., a manufacturer of electronic products from September 1999 to October 2002. Mr. Cai holds a bachelor’s degree from SouthWestern University of Finance and Economics in Chongqing, China.

Except as noted above, there are no other agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Board Composition and Committees

The board of directors is currently composed of one member, Timothy P. Halter, who has tendered his resignation. Mr. Halter’s resignation will become effective on the tenth day following the mailing to our stockholders of an information statement that complies with the requirements of Section 14f-1 of the Exchange Act. We expect his resignation to become effective on or about March 4, 2007. All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have standing audit, nominating or compensation committees. We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Director Compensation

We have not paid our director fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Family Relationships

Except as described below, there are no family relationships among our directors or officers.

Jianjun Zen, our Chief Operating Officer is the brother-in-law of our Chief Executive Officer, Jiada Hu.

Code of Ethics

On February 16, 2007, our board of directors adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the code of ethics has been filed as Exhibit 14 to this current report.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during the noted periods: T. Kent Rainey, our former Chief Executive Officer, Timothy P. Halter, who served as our Chief Executive Officer after Mr. Rainey, and Jiada Hu, our current Chief Executive Officer, President, Secretary and Treasurer, who became our Chief Executive Officer upon the resignation of Mr. Halter. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Kent Rainey, Director, CEO and CFO (1)	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

Timothy P. Halter, Director, CEO and CFO (3)	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

Jiada Hu Director, CEO, President, Secretary, Treasurer (2)	2006	$13,800 (RMB 110,400)	$25,500 (RMB 204,000)	-	-	-	-	-	$39,300 (RMB 317,400)
	2005	$9,150 (RMB 73,200)	$18,000 (RMB 144,000)	-	-	-	-	-	$27,150 (RMB 217,200)

_____________________________
(1)
On June 30, 2006 Mr. Rainey resigned as our Chief Executive Officer in connection with the sale by Concept Ventures Corporation to Halter Financial Investments, L.P. of newly issued shares of common stock representing 78.6% of our issued and outstanding capital stock for $275,000. At such time, Timothy P. Halter became our Chief Executive Officer.

(2)
On February 16, 2007, Concept Ventures Corporation acquired Ritar in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Hu became the Chief Executive Officer, President, Secretary and Treasurer of Concept Ventures Corporation. Prior to the effective date of the reverse acquisition, Mr. Hu served Ritar Shenzhen as Chief Executive Officer and Chairman. The annual, long term and other compensation shown in this table include the amount Mr. Hu received from Ritar Shenzhen prior to the consummation of the reverse acquisition of Ritar International Group Limited by Concept Ventures Corporation.

(3)
Timothy P. Halter tendered his resignation to Concept Ventures Corporation upon the closing of the reverse acquisition of Ritar on February 16, 2007. Mr. Halter resigned from all offices he held with Concept Ventures Corporation on February 16, 2007 and from his position as our director effective on the tenth day following the mailing to our stockholders of an information statement that complies with the requirements of Section 14f-1 of the Exchange Act. We expect this resignation to become effective on or about March 4, 2007.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives, during the fiscal year ended December 31, 2006.

Employment Agreements

Our subsidiary Ritar Shenzhen has employment agreements with the following executive officers.

Jiada Hu, our CEO, President, Secretary and Treasurer’s employment agreement became effective as of August 1, 2006. Mr. Hu’s employment contract terminates on July 31, 2009. We expect that this agreement will be renewed by the parties upon its expiration. Mr. Hu is receiving an annual salary of approximately $45,000 under the agreement.

Jianjun Zeng, our COO’s employment agreement became effective as of August 1, 2006. Mr. Zeng’s employment contract terminates on July 31, 2009. We expect that this agreement will be renewed by the parties upon its expiration. Mr. Zeng is receiving an annual salary of approximately $22,500 under the agreement.

Degang He, our CTO’s employment agreement became effective as of August 1, 2006. Mr. He’s employment contract terminates on July 31, 2009. We expect that this agreement will be renewed by the parties upon its expiration. Mr. He is receiving an annual salary of approximately $22,500 under the agreement.

Zhenghua Cai, our CFO’s employment became effective on August 1, 2006. Mr. Cai’s employment contract terminated on July 31, 2009. We expect that this agreement will be renewed by the parties upon its expiration. Mr. Cai is receiving an annual salary of approximately $22,500 under the agreement.

Director Compensation

There have been no fees earned or paid in cash for services to our directors. No stock or stock options or other equity incentives were awarded to our directors during the fiscal year ended December 31, 2006. We do not have non-equity incentive or a deferred compensation plan that our directors may participate in.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Bylaws provide for the indemnification of our directors and officers, past, present and future, under certain circumstances, against attorney’s fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear expenses of such litigation for any of our directors, officers, employees or agents upon such persons promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 16, 2007, we consummated the transactions contemplated by a share exchange agreement between Concept Ventures Corporation and the owners of the issued and outstanding capital stock of Ritar International Group Limited, including Jiada Hu, our Chief Executive Officer, President, and largest stockholder and certain of our other officers and stockholders. Pursuant to the share exchange agreement, we acquired 100 percent of the outstanding capital stock of Ritar International Group Limited in exchange for 11,694,663 shares of our common stock. As a result of this transaction, Mr. Hu became the beneficial owner of approximately 43.87% of our outstanding capital stock.

Until June 30, 2006, we utilized office space at the office of T. Kent Rainey, our former Chief Executive Officer and President. This space was subleased to us on a month-to-month basis for a monthly rental of $180 plus our portion of office expenses estimated at an additional $50 to $70 per month over such period. We paid a total of $1,831 for such office space and office expenses during the fiscal year ended December 31, 2005.

On May 1, 2005, Ritar Shenzhen entered into a lease with Mr. Jiada Hu, pursuant to which Ritar Shenzhen leased Room 2201 Tower A, Cyber Times Building, Tian’an Cyber Park, Futian District, Shenzhen from Mr. Hu for office use at a monthly rental of approximately $2,330. The site area is approximately 233 square meters. On June 29, 2006, Ritar Shenzhen reached a supplemental agreement with Mr. Hu, by which the monthly rental of the same office was increased to approximately $3,495. This lease will terminate on May 30, 2007. We expect that this lease will be renewed by the parties upon its expiration.

Our Chief Executive Officer, Jiada Hu, entered into a Guarantee Agreement with DBS Bank (Hong Kong) Limited Shenzhen Branch on March 7, 2006. Under this agreement, Mr. Hu guarantees to DBS Bank the payment and performance of all of our obligations to DBS arising under a Banking Facilities Letter, dated March 6, 2006, between us and DBS Bank. Under our agreement with DBS Bank, we can borrow up to a total of RMB 7 million (approximately, $250,000) and $300,000 as factor financing facility.

On July 22, 2006, Ritar Shenzhen sold its entire equity interest (constituting 60%) in Shenzhen Ribitar Power Co., Limited to our Chief Executive Officer, Jiada Hu, at a purchase price of RMB 300,000 (approximately $38,000). Shenzhen Ribitar Power Co., Limited is a manufacturer of battery chargers.

Aero-Phoenix International Limited, an entity controlled by our Chief Executive Officer, Jiada Hu, has guaranteed the payment of Ritar Shenzhen’s obligations under financing agreements between Ritar Shenzhen and Ka Wah Bank and Pacific Finance. The amounts of the guaranteed obligations are $282,051 and $192,308, respectively. In addition, Mr. Hu, his wife and our Chief Operating Officer, Jianjun Zeng, have guaranteed a loan in favor of Ritar Shenzhen in the amount of $478,205, which was made by Dah Sing Bank.

On September 30, 2006, we loaned RMB 6,358,259.95 (approximately $800,000) to Mr. Jiada Hu. The annual interest rate for the loan was 6%. The loan is due on September 30, 2007 and secured with a lien on Mr. Hu’s personally owned real estate. On February 16, 2007, at the same time that we closed our private placement, Mr. Hu sold 864,486 of the shares that he received upon the consummation of the share exchange transaction to the investors in the private placement. The approximate $1,850,000 in proceeds received from the sale of these shares were used to repay in full this outstanding indebtedness.

On September 5, 2006, our subsidiary Ritar Shenzhen entered into a financial advisory agreement with HFG International, Limited, a Hong Kong corporation. Under the financial advisory agreement, HFG International, Limited agreed to provide Ritar Shenzhen with financial advisory and consulting services in implementing a restructuring plan, advising Ritar Shenzhen on matters related to a capital raising transaction and facilitating Ritar Shenzhen’s going public transaction. In consideration for these services, HFG International, Limited was paid a fee of $480,000 upon the closing of the going public transaction. Our director Timothy P. Halter is the principal stockholder and the chief executive officer of HFG International, Limited.

In order to induce certain individuals to loan money to us in the aggregate amount of approximately $762,500, Mr. Jiada Hu, in July 2006 granted these lenders a right to purchase from Mr. Hu 161,408 shares of our common stock in aggregate. The right to purchase Mr. Hu’s shares of our common stock can be exercised within three years at the exercise price of $2.14 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. Prior to the closing the reverse merger transaction, we effected a 1 for 14.75 reverse split of our common stock. As a result, the total number of our issued and outstanding common stock on July 7, 2006 was reversed from 20,650,000 shares to 1,400,017 shares. The purposes of the reverse split were to decrease the number of shares of common stock outstanding so as to make us more attractive to a potential merger or acquisition candidate and increase the per share market price for our common stock.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that the persons receiving the greatest number of votes shall be the directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. On June 9, 2006, our board of directors declared a special cash dividend in the amount of $1.475 (on a post-split basis) per share of common stock, payable on July 5, 2006 to shareholders of record as of June 22, 2006, the record date. An aggregate dividend of $442,500 was paid on July 5, 2006. Except for such dividend, we have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Our charter does not currently authorize our board to issue shares of preferred stock in one or more classes or series within a class upon authority of the board without further stockholder approval. In the future, we may seek to amend our charter to provide the board of directors with such authority. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Securities Transfer Corporation, located in 2591 Dallas Parkway Suite 102, Frisco, TX 75034. Their phone number is (469)-633-0101.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted under the symbol “CNVN.OB” on the Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. The CUSIP number is 20600X109.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. These prices are adjusted to reflect the 1 for 14.75 reverse split of our common stock that occurred on July 7, 2006.

	Closing Bid Prices (1)
	High	Low
Year Ended December 31, 2007
January 1, 2007 through February 15, 2007	$5.75	$5.50

Year Ended December 31, 2006
1st Quarter	$0.32	$0.29
2nd Quarter	$0.44	$0.34
3rd Quarter	$6.20	$5.99
4th Quarter	$6.88	$5.50

Year Ended December 31, 2005
1st Quarter	$10.33	$4.43
2nd Quarter	$9.15	$3.84
3rd Quarter	$8.11	$3.84
4th Quarter	$5.16	$3.39

________________________
(1) The above tables set forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to maintain compliance with the periodic reporting requirements of the Exchange Act.

Approximate Number of Holders of Our Common Stock

On February 15,2007, there were approximately 58 stockholders of record of our common stock.

Dividends

On June 9, 2006, our board of directors declared a special cash dividend in the amount of $1.475 (on a post-split basis) per share of common stock, payable on July 5, 2006 to shareholders of record as of June 22, 2006, the record date. An aggregate dividend of $442,500 was paid on July 5, 2006. Except for such dividend, we have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

RESENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On February 16, 2007, we issued 11,694,663 shares of our common stock to stockholders of Ritar International Group Limited. The total consideration for these shares of our common stock is 1,000 shares of common stock of Ritar International Group Limited., which is all the issued and outstanding capital stock of Ritar International Group Limited. We did not receive any cash consideration in connection with the share exchange. The number of our shares issued to the stockholders of Ritar International Group Limited. was determined based on an arms-length negotiation. The issuance of our shares to these individuals was made in reliance upon exemptions from the registration requirements pursuant to Section 4(2) of the Securities Act.

On June 30, 2006, we completed the sale of an aggregate of 1,100,000 shares of our common stock to Halter Financial Investments, L.P. for a cash purchase price of $275,000 pursuant to a Stock Purchase Agreement entered into between us and Halter Financial, dated as of May 18, 2006. On February 14, 2007, we issued 50,000 and 85,295 shares of our common stock to Heritage Management Consultants, Inc. and Zhang Qiang, respectively, in consideration for the services received provided by them. The foregoing transfers were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On February 16, 2007, we sold 5,724,292 shares of our common stock to certain investors. In addition, we granted to the same group of accredited investors three-year warrants to purchase 1,317,746 shares of our common stock at $2.78 per share. Also we granted a warrant to Roth Capital Partners, LLC for the purchase of aggregate 286,215 shares of our common stock, which warrant will be for a term of three years and have an exercise price of $2.14. The issuance of common stocks and warrants to these investors was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are Accredited Investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On February 16, 2007, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of Pritchett, Siler & Hardy, P.C. as our independent auditor, effective upon the completion of the audit of financial statements of our holding company, Concept Ventures Corporation as of and for the fiscal year ended December 31, 2006 and the issuance of its report thereon. Upon the effective date of the dismissal, we will file a separate current report on Form 8-K to disclose the effectiveness of the dismissal in accordance with Item 304(a) of Regulation S-B. A copy of the letter from Pritchett, Siler & Hardy, P.C. addressing to the SEC will be also filed by us as Exhibit 16.1 to such current report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Pritchett, Siler & Hardy, P.C. as our independent auditor, our board of directors elected to continue the existing relationship of our new subsidiary Ritar International Group Limited with Child Van Wagoner & Bradshaw, PLLC and appointed Child Van Wagoner & Bradshaw, PLLC as our independent auditor.

During our two most recent fiscal years (ended December 31, 2005 and 2004) and from January 1, 2006 to the date of this current report, we did not consult Child Van Wagoner & Bradshaw, PLLC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that Child Van Wagoner & Bradshaw, PLLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B).

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Ritar International Group Limited, the former stockholders of Ritar International Group Limited (prior to the private placement transaction as described under Item 2.01) own 88.4% of the total outstanding shares of our capital stock and 88.4% total voting power of all our outstanding voting securities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, as of February 16, 2007, Timothy P. Halter, our sole director, submitted his resignation letter pursuant to which he resigned from all offices of Concept Ventures Corporation that he holds effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which information statement will be mailed out on or about February 22, 2007. The resignation of Mr. Halter is not in connection with any known disagreement with us on any matter. Mr. Jiada Hu will be appointed to the board of the directors at the effective time of the resignation of Mr. Halter.

A copy of this report has been provided to Mr. Halter. Mr. Halter has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.

On February 16, 2007 in connection with the closing of the reverse acquisition, Jiada Hu was appointed as our Chief Executive Officer, President, Secretary and Treasurer. Jianjun Zeng was appointed as Chief Operating Officer. Degang He was appointed as Chief Technology Officer. Zhenghua Cai was appointed as our Chief Financial Officer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

We plan to amend our articles of incorporation to change our name to China Ritar Power Corp. Such name change is expected to become effective in or about March 2007.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

Filed herewith are the following:

1. Audited financial statements of Ritar International Group Limited for the period July 22, 2006 (Inception) to September 30, 2006.

2. Unaudited consolidated financial statements of Shenzhen Ritar Power Co., Ltd. for the nine months ended September 30, 2006.

3. Audited consolidated financial statements of Shenzhen Ritar Power Co., Ltd. for each of the two years in the period ended December 31, 2005.

(b)  Pro Forma Financial Information

Filed herewith are the following:

1. Unaudited pro forma financial information of the registrant and its subsidiaries for the requisite periods.

RITAR INTERNATIONAL GROUP LIMITED FINANCIAL STATEMENTS FOR THE PERIOD JULY 22, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

F-1

RITAR INTERNATIONAL GROUP LIMITED

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F3

Balance Sheet as of September 30, 2006	F4

Statement of Operations for the period July 22, 2006 (date of inception) to September 30, 2006	F5

Statement of Shareholders’ Equity for the period July 22, 2006 (date of inception) to September 30, 2006	F6

Statement of Cash Flows for the period July 22, 2006 (date of inception) to September 30, 2006	F7

Notes to Financial Statements for the period July 22, 2006 (date of inception) to September 30, 2006	F8

F-2

Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes
Russell E. Anderson, CPA

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Ritar International Group Limited
British Virgin Islands

We have audited the balance sheet of Ritar International Group Limited (the Company) as of September 30, 2006, and the related statement of operations, stockholders' equity and cash flows for the period from July 22, 2006 (inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ritar International Group Limited as of September 30, 2006, and the results of its operations and its cash flows for the period from July 22, 2006 (inception) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner + Bradshaw PLLC

Child, Van Wagoner & Bradshaw, PLLC
January 2, 2007
Salt Lake City, Utah

1284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net

F-3

RITAR INTERNATIONAL GROUP LIMITED

BALANCE SHEET

September 30,
2006

ASSETS
Current assets:
Subscription receivable	$1,000
Total assets	$1,000

SHAREHOLDERS’ EQUITY

Shareholders’ equity:
Common stock at $1 par value; authorized 50,000 shares; 1,000 shares issued and outstanding	$1,000
Total shareholders’ equity	$1,000

See accompanying notes to financial statements.

F-4

RITAR INTERNATIONAL GROUP LIMITED

STATEMENT OF OPERATIONS

Period from July 22, 2006 (Date of inception) to September 30,
2006

Revenue	$-

General and administrative
Organization and related expenses	-
General and administrative expenses	-
Total general and administrative	-

Net profits	$-

Net earnings per share
- basic and fully diluted	$0.00

Weighted average ordinary shares outstanding
- basic and fully diluted	1,000

See accompanying notes to financial statements.

F-5

RITAR INTERNATIONAL GROUP LIMITED

STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM JULY 22, 2006 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

	Common stock
	shares		Retained	Shareholders’
	outstanding	Amount	Earnings	equity
Issuance of 1,000 shares of $1 par value at par	1,000	$1,000	$-	$1,000
Net income	-	-	-	-
Balance at September 30, 2006	1,000	$1,000	$-	$1,000

See accompanying notes to financial statements.

F-6

RITAR INTERNATIONAL GROUP LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

July 22, 2006 (date of inception) to September 30,
2006
Operating activities
Income for the year	$-
Adjustments to reconcile net income from operations to net cash used in operating activities:
Changes in non-cash operating working capital items:

Net cash from operating activities	-

Cash flows from investing activities	-

Cash flows from financing activities	-

Net increase in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$-

Supplementary disclosures of cash flow information:
Cash paid (refund) during the period for:
Interest	$-
Income taxes	$-

Non cash investing and financing activities:
Stock subscriptions issued	$1,000

See accompanying notes to unaudited financial statements.

F-7

RITAR INTERNATIONAL GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 22, 06 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

1.  ORGANIZATION AND BASIS OF PREPARATION OF FINANCIAL STATEMENTS

Ritar International Group Limited (“Ritar International” or “the Company”) is a corporation organized under the laws of British Virgin Islands on July 22, 2006 in anticipation of a business combination with a U.S. reporting company

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Income taxes-Income taxes are provided on an asset and liability approach for financial accounting. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purposes and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Off-Balance Sheet Arrangements -The Company does not have any off-balance sheet credit exposure related to its customers.

Basic Income/Loss Per Common Share - Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at September 30, 2006 for purposes of computing fully diluted earnings per share.

Use of estimates- The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. RECENT CHANGES IN ACCOUNTING STANDARDS

FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained in an audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

SFAS 157, “Fair Value Measurements” –

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

F-8

RITAR INTERNATIONAL GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 22, 06 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

Staff Accounting Bulletin (“SAB”) No. 108 –

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

4. INCOME TAXES

The Company is incorporated in the British Virgin Islands and is not subject to income taxes under the current laws of the British Virgin Islands.

5. SHAREHOLDER'S EQUITY

 On July 28, 2006, the Company issued 1,000 shares of common stock of $1 par value to its shareholders, Hu Jiada, Zeng Jianjun, Peng Hengying, Liu Bin, Xu Jianhan and Zhu Hongwei.

6.  COMMITMENTS

Ritar International is committed to pay off all purchase prices of USD5,052,546 (RMB40,000,000) for the share transfer from Hu Jiada, Zeng Jianjun, Peng Hengying, Liu Bin, Xu Jianhan and Zhu Hongwei by 29 November 2006. Ritar International paid up all purchase prices by November 21, 2006 in accordance with the agreements and within the period required by PRC Laws.

7. SUBSEQUENT EVENTS

Ritar International Group Limited formed a new company located in Huizhou City in October, 2006. The planned investment amount is US$30 million, and registered capital is US$12 million. The new company has received its business licence from Local Government.

According to the share transfer agreements signed on July 22, 2006 with all shareholders of Shenzhen Ritar Power Co., Limited (“Shenzhen Ritar”), all shareholders of Shenzhen Ritar Power transferred all shares to Ritar International. Consequently, Ritar International owns 100% of Shenzhen Ritar and its 95% owned subsidiary, Shanghai Ritar Power Co., Limited as of November 21, 2006.

8. PROFORMA STATEMENTS

RITAR INTERNATIONAL GROUP LIMITED
PROFORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30 2006

F-9

RITAR INTERNATIONAL GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 22, 06 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

	Ritar International Group Limited	Shenzhen Ritar Power Co., Limited	Pro Forma Adjustment	Pro Forma Total
	$	$	$	$

Current assets
Cash and cash equivalents	-	1,338,020		1,338,020
Accounts receivable	-	7,116,391		7,116,391
Inventories	-	6,497,808		6,497,808
Other current assets	1,000	597,413		598,413
Restricted cash	-	65,306		65,306
Total current assets	1,000	15,614,938		15,615,938

Property, plant and equipment, net	-	1,242,144		1,242,144
Amount due from related company	-	813,622		813,622
Total assets	1,000	17,670,704		17,671,704

Current liabilities
Accounts payable	-	8,154,429		8,154,429
Income and other tax payable	-	1,941,491		1,941,491
Accrued salaries	-	175,334		175,334
Other current liabilities	-	781,333		781,333
Current portion of long term loans	-	269,341		269,341
Short term loans	-	1,642,545		1,642,545
Total current liabilities	-	12,964,473		12,964,473

Long term liabilities
Long term loans	-	25,880		25,880
Total liabilities	-	12,990,353		12,990,353

Minority interests	-	49,156		49,156

Shareholders' Equity
Common stock, $1 par value,
50,000 shares authorized, 1,000 shares issued and outstanding	1,000	965,426	(965,426)	1,000
Additional paid-in capital	-	-	965,426	965,426
Accumulated (deficits) / profit	-	3,579,798		3,579,798
Accumulated other comprehensive income	-	85,971		85,971
Total shareholders’ equity	1,000	4,631,195		4,632,195
Total liabilities and shareholders’ equity	1,000	17,670,704		17,671,704

F-10

RITAR INTERNATIONAL GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 22, 06 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

8.  PROFORMA STATEMENTS (CON’T)

RITAR INTERNATIONAL GROUP LIMITED
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30 2006

	Ritar International Group Limited	Shenzhen Ritar Power Co., Limited	Pro Forma Adjustment	Pro Forma Total
	$	$	$	$
Net sales	-	28,085,951		28,085,951

Cost of sales	-	21,965,456		21,965,456

Gross profit	-	6,120,495		6,120,495

Operating expenses
Salaries	-	369,996		369,996
Sales commission	-	304,737		304,737
Other selling, general and administrative	-	1,766,959		1,766,959

Total operating expenses	-	2,441,692		2,441,692

Income from operations	-	3,678,803		3,678,803

Non-operating income (expense)
Gain on disposal of subsidiaries		37,491		37,491
Interest income		4,112		4,112
Interst expenses	-	(189,728)		(189,728)
Other expenses	-	(4,370)		(4,370)

Total non-operating expense	-	(152,495)		(152,495)

Income before income taxes and minority interests	-	3,526,308		3,526,308

Income taxes	-	264,022		264,022

Income before minority interest	-	3,262,286		3,262,286

Minority interest share profit	-	(67,073)		(67,073)

Net profit	-	3,195,213		3,195,213

Other comprehensive income
Foreign currency translation gain	-	84,870		84,870

Comprehensive loss	-	3,280,083		3,280,083

Income per common share				3,280

Basic and fully diluted income per share				3,280

Basic and fully diluted common shares outstanding				1,000

F-11

RITAR INTERNATIONAL GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JULY 22, 06 (DATE OF INCEPTION) TO SEPTEMBER 30, 2006

8.  PROFORMA STATEMENTS (CON’T)

The following adjustments to the unaudited pro financial statements are based on the assumption that the share exchange was consummated as of September 30, 2006.

	DR	CR
	$	$
DESCRIPTION

Share capital-Shenzhen Ritar Power Co., Limited	965,426
Additional paid in capital		965,426

Being elimination of cost of investment against share capital of Shenzhen Ritar Power Co., Limited and Ritar International Group Limited and accumulated deficit of Corporate Ventures Corporation

F-12

SHENZHEN RITAR POWER CO., LIMITED UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

SHENZHEN RITAR POWER CO., LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005	F1

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the nine months ended September 30, 2006 and 2005	F2

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005	F3

Notes to Unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 2006 and 2005	F4-F19

SHENZHEN RITAR POWER CO., LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$1,338,020	$496,714
Accounts receivables, net of allowances of $278,568 and $341,673	7,116,391	3,393,203
Inventory	6,497,808	3,508,726
Other current assets	597,413	197,953
Restricted cash	65,306	-

Total current assets	15,614,938	7,596,596

Property, plant and equipment, net	1,242,144	1,055,734
Amounts due from related parties	813,622	370,592

Total assets	$17,670,704	$9,022,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,154,429	$5,664,613
Income and other tax payable	1,941,491	895,185
Accrued salaries	175,334	191,241
Other current liabilities	781,333	366,703
Current portion of long term loans (note 12)	269,341	237,100
Short term loans (note 11)	1,642,545	185,795

Total Current Liabilities	12,964,473	7,540,637

Long-term liabilities:
Long-term loans (note 12)	25,880	30,567
	25,880	30,567

Total Liabilities	12,990,353	7,571,204

Minority interest in consolidated subsidiaries	49,156	102,308

Commitments and contingencies (note 20)

STOCKHOLDERS’ EQUITY
Capital - at stated value, no authorized shares	965,426	965,426
Retained earnings	3,579,798	384,585
Accumulated other comprehensive income (loss)	85,971	(601)

Total stockholders’ equity	4,631,195	1,349,410

Total liabilities and stockholders’ equity	$17,670,704	$9,022,922

See accompanying notes to unaudited condensed consolidated financial statements

F-1

SHENZHEN RITAR POWER CO., LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Nine months Ended
	September 30,
	2006	2005

Revenue	$28,085,951	$16,179,742

Cost of sales	21,965,456	13,449,147

Gross Profit	6,120,495	2,730,595
Operating Expenses
Salaries	369,996	260,804
Sales commission	304,737	354,799
Other selling, general and administrative expenses	1,766,959	1,434,878

	2,441,692	2,050,481

Operating Profit	3,678,803	680,114

Other income and (expenses)
Interest income	4,112	2,449
Government grants	-	1,560
Gain on disposal of a subsidiary	37,491	-
Other income	-	1,820
Interest expense	(189,728)	(92,107)
Other expenses	(4,370)	(2,262)

Other income (expenses)	(152,495)	(88,540)

Income before income taxes and minority interests	3,526,308	591,574

Income taxes	(264,022)	(69,980)

Income before minority interests	3,262,286	521,594

Minority interests share profits	(67,073)	(7,176)

Net income	3,195,213	514,418

Other comprehensive income (loss)
Foreign currency translation adjustment	86,572	21,029

Comprehensive income	$3,281,785	$535,447

See accompanying notes to unaudited condensed consolidated financial statements

F-2

SHENZHEN RITAR POWER CO., LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30,
	2006	2005
Operating activities
Income for the year	$3,195,213	$514,418
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation of property, plant and equipment	250,359	161,861
(Recovery) / Allowance of bad debts	(265,074)	130,205
Gain on disposal of a subsidiary	(37,491)	-
Minority interests	67,073	7,175
Changes in non-cash operating items:
Accounts receivable	(3,929,206)	(757,465)
Inventories	(2,989,082)	(291,021)
Other current assets	(404,922)	(150,984)
Accounts payable	2,681,341	341,726
Income and other tax payable	1,046,306	440,652
Accrued salaries	46,275	10,386
Other current liabilities	745,291	248,802
Restricted cash	(65,306)	-

Net cash provided by operating activities	340,777	655,755

Investing activities
Purchase of equipment	(475,982)	(458,380)
Due from related parties	(531,828)	(173,272)
Acquisition of further 20% in Shanghai Ritar	(74,958)	-
Sales proceeds of disposal of subsidiary of Ribitar net of cash	14,123	-

Net cash used in investing activities	(1,068,645)	(631,652)

Financing activities
Proceeds from other loan borrowings	18,619	774,154
Proceeds from bank borrowings	1,821,657	2,067,761
Repayment of other loan borrowings	(205,839)	(653,506)
Repayment of bank borrowings	(150,133)	(1,148,727)
Dividend paid	-	(187,536)

Net cash provided by financing activities	1,484,304	852,146

Effect of exchange rate changes in cash	84,870	21,029

Net increase in cash and cash equivalents	841,306	897,278
Cash and cash equivalents, beginning of year	496,714	399,488

Cash and cash equivalents, end of year	$1,338,020	$1,296,766

Supplemental disclosure of cash flow information
Cash paid during the year:
Interest paid	$189,728	$92,107
Income taxes paid	$51,330	$21,137

See accompanying notes to unaudited condensed consolidated financial statements

F-3

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

1. UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. As permitted by Form 10-QSB instructions, we have not disclosed the detailed information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Certain of the 2005 figures in the unaudited condensed consolidated statements of operations and comprehensive loss have been restated to conform with the presentation adopted in 2006.

2. ORGANIZATION AND BASIS OF PREPARATION OF FINANCIAL STATEMENTS

Shenzhen Ritar Power Co., Limited

Shenzhen Ritar Power Co., Limited (“Shenzhen Ritar” or the “Company”) is a Chinese owned enterprise incorporated in the People’s Republic of China (“PRC”) in May 2002 in accordance with the Laws of the People’s Republic of China. The Company became a Chinese and foreign owned enterprise in July 2006. The Company currently engages in the manufacture, commercialization and distribution of a wide variety of environmentally friendly lead-acid batteries for use in light electric vehicle or LEV segment throughout the PRC.

In May, 2002, Mr. Zeng Jianjun and Mr. Liu Ju invested $181,017.50 (equivalent to RMB1,500,000) to form Shenzhen Ritar. On July 10, 2002, the Company increased its capital to $362,035 (equivalent to RMB3,000,000). On August 25, 2004, Mr.Zeng Jianjun and Mrs Liu Ju transferred their shares to Hu Jiada and other individuals

On September 10, 2004, the company declared a dividend of $603,391 (equivalent to RMB5,000,000) and converted it to capital at the same amount. The capital was increased to $965,426 (equivalent to RMB8,000,000).

According to a share transfer agreements signed on April 11, 2005 and April 29, 2005 respectively, Mr. Gong Zhenjie and Mr. He Wanxiu transferred their shares to Mr. Hu Jiada. After the transfer, Mr. Hu Jiada became the major shareholder, owning 81% of the shareholdings.

On May 25,2006, Mr. Hu Jiada transferred some shares to other individuals, and there were other transfers among other individuals. After the transfers, Mr. Hu Jiada owns 78% of the shareholdings.

Shanghai Ritar Power Co., Limited

Shanghai Ritar Power Co., Limited (“Shanghai Ritar”) was formed in August 8, 2003. Shenzhen Ritar invested $271,526 (equivalent to RMB2,250,000) to Shanghai Ritar and owned 75% interests in Shanghai Ritar.

On July 5, 2006, the Company acquired further 20% interests in Shanghai Ritar Power Co., Limited (“Shanghai Ritar”) for a consideration of $74,958 (equivalent to RMB600,000). On the same date, the Company was registered as shareholder and owned 95% interests in Shanghai Ritar.

Shenzhen Ribitar Power Co., Limited

Shenzhen Ribitar Power Co., Limited (“Shenzhen Ribitar”) was formed in July 2004, and Shenzhen Ritar invested $36,203 (equivalent to RMB300,000) and owned 60% interest in Shenzhen Ribitar.

On July 22, 2006, Shenzhen Ritar disposed its 60% shareholding of Shenzhen Ribitar to Mr. Hu Jiada at a purchase consideration of $37,528 (equivalent to RMB300,000).

F-4

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal activities of the Company and its subsidiaries consist of research and development, manufacturing and trading of rechargeable batteries. All activities of the Group are principally conducted by subsidiaries operating in the PRC.

Principles of consolidation-The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company’s principal subsidiaries, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”) the accounting standards used in the place of their domicile.  The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books and records of the Company’s subsidiaries to present them in conformity with US GAAP. All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

The FASB has issued Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities. FIN-46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. It separates entities into two groups: (1) those for which voting interests are used to determine consolidation and (2) those for which variable interests are used to determine consolidation (the subject of FIN-46R). FIN-46R clarifies how to identify a variable interest entity and how to determine when a business enterprise should include the assets, liabilities, noncontrolling interests and results of activities of a variable interest entity in its consolidated financial statements. The company has determined that FIN-46R does not apply to the consolidated financial statements at September 30, 2006 and 2005.

Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventories-Inventories are stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable-Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Plant and machinery	5 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years

F-5

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Revenue recognition- The Company recognizes revenue on product sales when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”), sales returns, trade discounts and allowances.  The Company is subject to VAT which is levied on the majority of the products of the Company at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.  Provision for sales returns are recorded as a reduction of revenue in the same period that revenue is recognized.  The provision for sales returns, which is based on historical sales returns data, is the Company’s best estimate of the amounts of goods that will be returned from its customers.

Research and development expenses- Research and development costs associated with the creation of new model batteries, prior to reaching technological feasibility are expensed as incurred. Once technological feasibility has been achieved, R&D costs are capitalized and depreciated over their useful lives. Generally, all expenditures for research activities relating to new batteries development and improvement are charged to expense as incurred. Such expenditures amounted to $157,475 and $89,887 for the nine months ended September 30, 2006 and 2005, respectively.

Advertising Costs- The Company generally expenses advertising costs as incurred. Advertising expenses charged to operations were $9,292 and $26,999 for the nine months ended September 30, 2006 and 2005, respectively.

Comprehensive income-Accumulated other comprehensive income represents foreign currency translation adjustments.

Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation-The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. All transaction differences are recorded in the income statement.

The Company’s subsidiaries in the PRC have their local currency, Renminbi (“RMB”), as their functional currency. On consolidation, the financial statements of the Company’s subsidiaries in PRC are translated from RMB into US$ in accordance with SFAS No. 52, "Foreign Currency Translation". Accordingly all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the years.

F-6

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Foreign currency translation (continued) - RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into United States dollars (“US$”) has been made at the following exchange rates for the respective years:

September 30, 2006
Balance sheet	RMB 7.9168 to US$1.00
Statement of income and comprehensive income	RMB 8.0183 to US$1.00

December 31, 2005
Balance sheet	RMB 8.0734 to US$1.00
Statement of income and comprehensive income	RMB 8.2033 to US$1.00

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Post-retirement and post-employment benefits-The Company’s subsidiaries contribute to a state pension scheme in respect of its PRC employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Basic Income/Loss Per Common Share-No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

Use of estimates- The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory obsolescence, depreciation, intangible asset valuations and useful lives, goodwill impairments, employee benefit plans, environmental accruals, warranty costs, taxes and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Significant Estimates Relating to Specific Financial Statement Accounts and Transactions Are Identified-
The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory work in process valuation and obsolescence, depreciation, useful lives, taxes, and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cost of goods sold - Cost of goods sold consists primarily of the costs of the raw materials, direct labor, depreciation of plant and machinery, and overhead associated with the manufacturing process of the environmentally friendly lead-acid batteries.

Shipping and handling cost- Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended September 30, 2006 and 2005 shipping and handling costs expensed to other selling, general and administrative expenses were $80,510 and $49,332 respectively.

4. RECENT CHANGES IN ACCOUNTING STANDARDS

SFAS No. 151, “Inventory Cost”-

In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 151, “Inventory Costs”. an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under SFAS No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidation financial statements, results of operations, or cash flows.

F-7

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

SFAS No. 123(R),“Share-Based Payment” -

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) is a revision of SFAS No., 123, “Accounting for Stock Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company began recognizing compensation expense for the fair value of stock-based compensation in its financial statements in accordance with SFAS 123 in 2003. The effective date of SFAS 123 (R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company’s financial position, results of operations or cash flow.

In March 2005, the SEC staff issued additional guidance on SFAS 123 (R) in the form of Staff Accounting Bulletin (“SAB”) No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard’s fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company’s financial statements or results of operations.

SFAS No. 153,“Exchanges of Nonmonetary Assets” -

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

FASB Interpretation (“FIN”) No. 47,“Accounting for Conditional Asset Retirement Obligations” -

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations”. FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company’s financial position, results of operations or cash flows.

F-8

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

4. RECENT CHANGES IN ACCOUNTING STANDARDS - CONTINUED

SFAS No. 154, “Accounting Changes and Error Corrections” -

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

SFAS 157, “Fair Value Measurements” -

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

Staff Accounting Bulletin (“SAB”) No. 108 -

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permit existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

5. CASH AND CASH EQUIVALENTS

Cash and cash equivalents are summarized as follows:

As of September 30,
2006
$
(Unaudited)

Cash at bank	1,316,041
Cash on hand	21,979
Total	1,338,020

F-9

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and pledged deposits.  As of September 30, 2006 and 2005, substantially all of the Company’s cash and cash equivalents and pledged deposits were held by major banks located in the PRC, which management believes are of high credit quality.

Deposits pledged for general banking facilities are $65,306 as of September 30, 2006. Generally, the deposit will be released when the relevant bank loans are repaid upon maturity (see Note 11 and 12).

6. ACCOUNTS RECEIVABLE

Accounts receivable by major categories are summarized as follows:

As of September 30,
2006
$
(Unaudited)

Accounts Receivable - pledged to banks	679,521
Accounts Receivable - others	6,715,438
7,394,959
Less: allowances for doubtful accounts	(278,568)
Total	7,116,391

Concentrations in Accounts Receivable -At September 30, 2006, one customer, which accounted for more than 10% of the Company’s accounts receivable, accounted for 13% of total accounts receivable in aggregate.

Accounts Receivable pledged to banks - Pursuant to a financing agreement, the Company’s principal bank acts as its asset based lender for the majority of its receivables, which are assigned on a pre-approved basis. At September 30, 2006, the financing charge amounted to 1.5 times of PRC best interest rate of the receivables assigned.

Account receivables of the company are usually pledged for short term bank loan. The bank will usually provide 80% of the amount of the account receivables in advance. The amount of account receivables pledged to banks at September 30, 2006 was $679,521.

7. INVENTORY

Inventory by major categories are summarized as follows:

As of September 30,
2006
$
(Unaudited)
Raw materials	1,187,097
Work in progress	2,621,139
Finished goods	2,689,572

6,497,808
Less: allowances for slowing moving items	-
Total	6,497,808

F-10

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

8. AMOUNTS DUE FROM RELATED PARTIES

As of September 30,
2006
$
(Unaudited)
Amount due from related parties
Mr. Hu Jiada	803,134
Ms. Peng Hengying	638
Zeng Jianjun	4,115
807,887
Amount due from related company
Shenzhen Ribitar Power Co., Limited	5,735

813,622

The amounts due from related parties and related company as of September 30, 2006 represented unsecured advances which are interest-free and repayable on demand.

9. RELATED PARTY TRANSACTIONS

(a) Names and relationship of related parties

Existing relationships with the Company

Ritar International Group Limited	A company with common owners
Hong Kong Ritar Power (Group) Co., Limited	A company controlled by a director
Mr. Hu Jiada	A director and officer of the Company
Mr. Liu Bin	A director and officer of the Company
Ms. Peng Henying	A director and officer of the Company
Mr. Xu Jianhan	A director and officer of the Company
Mr. Zeng Jianjun	A director and officer of the Company
Mr. Zhang Yong	A director and officer of the Company
Aero-Phoenix International Limited	A company controlled by a director

(b) Summary of related party transactions

As of September 30,
2006
$
(Unaudited)
Salary paid to Directors:
Hu Jiada	29,408
Liu Bin	5,051
Peng Hengying	7,520
Xu Jianhan	5,612
Zeng Jianjun	13,469
Zhu Hongwei	6,398

67,458

Rent paid to a director:
Mr. Hu Jiada	25,572

Guarantee Given by an affiliate company:
Bank borrowing from Ka Wah Bank Limited of $282,051 guaranteed by Aero-Phoenix International Limited, an affiliate company in which Hu Jiada is the director	$282,051

Other borrowing from Pacific Insurance of $192,308 guaranteed by Aero-Phoenix International Limited, an affiliate company in which Hu Jiada is the director	$192,308

Sale of 60% interest in Shenzhen Ribitar to a director:
Mr. Hu Jiada	37,527

F-11

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

10. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

As of September 30,
2006
$
(Unaudited)
At cost:
Plant and machinery	1,613,824
Furniture, fixtures and equipment	104,865
Motor vehicles	302,936
Total	2,021,625
Less: accumulated depreciation and amortization	779,481

Net book value	1,242,144

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

11. SHORT TERM LOANS

As of September 30, 2006, the Company has the following short-term loans:

As of September 30,
2006
$
(Unaudited)

Loans repayable within one year	1,642,545

Loans as of September 30, 2006 and 2005 consist of the following:

				As of September 30,
Name of Lender	Loan period	Annual Interest rate	Secured by	2006
				$
				(Unaudited)
(1) DBS	2006-07-01 to 2006-12-31	2%(applicable when overdue)	AR Credit	480,460
(2) Mr. Cheng Qingbo	2006-06-25 to 2006-12-25	12%	unsecured	252,627
(3) Mr. Zhang Zhihao	2006-06-25 to 2006-12-25	12%	unsecured	164,208
(4) Mr. Chen Wenxuan	2006-06-25 to 2006-12-25	12%	unsecured	63,157
(5) Mr. Yang Yi	2006-06-25 to 2006-12-25	12%	unsecured	63,157
(6) Mr. Chen Ping	2006-06-25 to 2006-12-25	12%	unsecured	12,631
(7) Mr. Gong Maoquan	2006-06-25 to 2006-12-25	12%	unsecured	37,894
(8) Mr. Li Tie	2006-06-25 to 2006-12-25	12%	unsecured	252,627

(9) Mr. Wu Dongjie	2006-09-05 to 2007-03-04	12%	unsecured	63,157

(10) Fengxian Yangwang Village	2005-01-18 to 2006-12-29	15%	unsecured	189,470

(11)Fu Lu Shou	2006-04-19 to 2007-04-19	15%	unsecured	63,157

				1,642,545

(1) During the nine months ended September 30, 2006, short-term loan was credited from DBS for Factoring Contact. According to the agreement signed on 6th Mar, 2006, this factoring service was renewed for 2006. The guarantee range is applied to the amount of (1) RMB 5,000,000 or (2) US$ 300,000 and interest rate for outstanding balance is 2% per month, and, the period for each payment should be no longer than 3 month minus Creditor Period.

(2) – (8) Besides, the Company also borrowed from 7 individuals for $846,301 in total including first two months interest. According to the agreement, the interest rate is 12%; the loans are for supporting the operation activities of the company.

(9) The company borrowed 500,000 from individual Wu Dongjie on September 5, 2006,and the loan period is from September 5 to March 4 ,2007.

F-12

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(10) The company borrowed $189,470 from Fengxian Yangwang Village with interest rate 15% and unsecured.

(11) In order to support the expand of the business and purchase of raw materials, a short term loan of $63,157 is credited from individual Fu Lu Shou with interest rate 15% during the nine months ended September 30, 2006.

12. LONG-TERM LOANS

As of September 30, 2006, the Company has the following long-term loans:

		As of September 30,
		2006
		$
		(Unaudited)
Bank borrowing from Ka Wah Bank Limited is financed for $282,051,with interest at 3.5% flat p.a. with monthly principal payment of $11,752 from Mar 08, 2005 to Mar 08, 2007, secured by Aero-Phoenix International Limited, an affiliate company in which Mr. Hu Jiada is the common director	(1)	36,703

Other borrowing from Pacific Finance is financed for $192,308, with interest at 3.5% flat p.a. with monthly principal payment of $8,013 from Mar 08, 2005 to Mar 08, 2007, secured by Aero-Phoenix International Limited, an affiliate company in which Mr. Hu Jiada is the common director	(1)	49,038

Bank borrowing from Dah Sing Bank is financed for $478,205, including interest at 4.85% flat p.a. with monthly principal $15,300.51 from Jan 03, 2006 to Jan 03, 2008 with 1 month advance rental, secured by Hu Jiada, Peng Hengying, Zeng Jianjun and Shenzhen Ritar Power Co. Ltd.	(2)	209,480

Total loans		295,221
Less: current portion		(269,341)
Long-term loans, less current portion		25,880

Future maturities of long-term loans are as follows as of September 30, 2006:

2007		269,341
2008		25,880

		295,221

F-13

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

13. OTHER CURRENT ASSETS

Other current assets consist of the following:
As of September 30,
2006
$
(Unaudited)

Note receivables	111,156
Other receivables, net of allowances for bad debts of $38,218 and $21,925	484,994
Advance to suppliers	1,263
Total	597,413

14. INCOME AND OTHER TAX PAYABLES

Income and other tax payables consist of the following:

As of September 30,
2006
$
(Unaudited)

Value added tax payable	1,600,960
Income tax payable	320,942
Individual Income withholding tax payable	19,257
Other tax payables	332

Total	1,941,491

15. OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

As of September 30,
2006
$
(Unaudited)

Other payable and accrued expenses	551,171
Advance from customers	230,162

Total	781,333

F-14

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

16. DISPOSAL OF A SUBSIDIARY

On July 22, 2006, the Company disposed its 60% shareholding of Shenzhen Ribitar to Mr. Hu Jiada at a purchase consideration of $37,527 (equivalent to RMB300,000).

Gain on disposal of Shenzhen Ribitar is determined as follows:

As at July 22, 2006
Net Assets disposed:	(unaudited)
Cash and cash equivalents	$23,465
Account receivables	269,093
Inventory	207,461
Other current assets	88,798
Accounts payable	(191,525)
Accruals	(62,182)
Other current liabilities	(335,050)

Net asset value at July 22, 2006	$60
60% thereof	36
Consideration	37,527
Gain on disposal of a subsidiary	$37,491

F-15

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

17. ACQUISITION OF A SUBSIDIARY COMPANY

On July 5, 2006, the Company acquired a 20% interests in Shanghai Ritar Power Co., Limited (“Shanghai Ritar”) at a consideration of $74,958 (equivalent to RMB600,000) with a negative goodwill of $50,040 which was applied against the recorded value of the Company’s fixed assets. As a result, the Company owns 95% interest in Shanghai Ritar

Negative goodwill arising from the acquisition of Shanghai Ritar is determined as follows:

As at July 5, 2006
(unaudited)

Net asset value at July 5, 2006	$ 624,991

20% thereof	124,998
Consideration	74,958
Negative Goodwill arising from the acquisition of 20% interests in a subsidiary	$50,040

18. MINORITY INTEREST

Minority interest represents the minority stockholders’ proportionate share of 25% of the equity of Shanghai Ritar and 40% of the equity of Shenzhen Ribitar in 2005 while 5% of the equity of Shanghai Ritar and 0% of the equity of Shenzhen Ribitar in 2006. The Company owned 95% and 75% of Shanghai Ritar’s capital stock at September 30, 2006 and September 30, 2005 respectively, and owned 0% and 60% of Shenzhen Ribitar’s capital stock at September 30, 2006 and September 30, 2005 respectively.

The Company’s 95% controlling interest requires that Shanghai Ritar’s operations be included in the Consolidated Financial Statements in 2006. The Company’s 95% controlling interest requires that Shanghai Ritar’s operations be included in the Consolidated Financial Statements in 2006 and in 2005.

19. INCOME TAXES

PRC

Enterprises income tax in PRC is charged at 15% of the taxable income. The Company and its subsidiaries incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises. Pursuant to the same enterprises income tax laws, the Company and its subsidiaries are fully exempted from PRC enterprises income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years.

F-16

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

Consequently, Shenzhen Ritar is charged at 7.5% when having 50% tax exemption while Shanghai Ritar is classified as small enterprise and the taxable income is calculated at 10% of revenue and the tax is charged according to the turnover range at the applicable rate rates on that taxable income. Shanghai Ritar currently is charged a tax rate of 10% of its taxable income.

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are immaterial timing differences and therefore no deferred tax asset or liability at September 30, 2006. There are no net operating loss carry forwards at September 30, 2006.

At September 30, 2006, income tax expense consisted of the following:

	For the nine months ended
	2006	2005
	$	$
	(Unaudited)	(Unaudited)
Current tax
- PRC	264,022	69,980
- Deferred tax provision	-	-
Total	264,022	69,980

20. COMMITMENTS AND CONTINGENCIES

Operating Leases - In the normal course of business, the Company leases office space under operating lease agreements. The Company rents office space, primarily for regional sales administration offices, in commercial office complexes that are conducive to administrative operations. The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental term. In addition, many of the rental agreements provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis. As of September 30, 2006, the Company was obligated under operating leases requiring minimum rentals as follows:

$

Year ending December 31,

2006	126,475
2007	345,526
2008	246,323
2009	61,066

Total minimum lease payments	779,390

The Company recognizes lease expense on a straight-line basis over the life of the lease agreement. Contingent rent expense is recognized as it is incurred. Total rent expense in continuing operations from operating lease agreements was $ 256,487 and $222,032 for the nine months ended September 30, 2006 and 2005.

21. SHAREHOLDERS’ EQUITY

In May, 2002, Mr. Zeng Jianjun and Mr. Liu Ju invested $181,017.50 (equivalent to RMB1,500,000) to form Shenzhen Ritar. On July 10, 2002, the Company increased its capital to $362,035 (equivalent to RMB3,000,000). On August 25, 2004, Mr.Zeng Jianjun and Mrs Liu Ju transferred their shares to Hu Jiada and other individuals.

On September 10, 2004, the company declared a dividend of $603,391 (equivalent to RMB5,000,000) and converted it to capital at the same amount. The capital was increased to $965,426 (equivalent to RMB8,000,000).

F-17

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

According to share transfer agreements signed on April 11, 2005 and April 29, 2005 respectively, Mr. Gong Zhenjie and Mr. He Wanxiu transferred their shares to Mr. Hu Jiada. After the transfer, Mr. Hu Jiada became the major shareholder, owning 81% of the shareholdings.

On May 25, 2006, Mr. Hu Jiada transferred some shares to other individuals, and there were other transfers among other individuals. After the transfers, Mr. Hu Jiada owns 78% of the shareholdings.

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

22. EMPLOYEE BENEFITS

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of 8% of the average monthly salary, was $67,625 and $53,719 for the nine months ended September 30, 2006 and 2005, respectively.

23. CONCENTRATIONS, RISKS, AND UNCERTAINTIES

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	2006	2005
Zhongshan Shi Bao Li Xu Battery Company Limited	10%	28%
Fu Jian Da Hua Company Limited	20%	18%
Guang Dong Ze Liang Xu Battery Company Limited	1%	5%
Fu Jian Quan Zhou Shi Hui Rui Dian Yuan Company Limited	23%	13%

24. OPERATING RISK

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 11. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash at bank and fixed deposits and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which has been determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company would not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

25. GEOGRAPHICAL INFORMATION

The Company has only one business segment, which is manufacturing and trading of standard and customized batteries for use in motorized bicycles used throughout the PRC. The Company's sales by geographic destination are analysed as follows:

	2006	2005
		$$
	(unaudited)	(unaudited)

PRC	16,548,557	9,321,285
Outside PRC	11,537,394	6,858,457
Total net sales	28,085,951	16,179,742

F-18

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

26. SUBSEQUENT EVENTS

Shenzhen Ritar Power Co., Limited paid deposit RMB500,000 in October to purchase land for constructing a factory in Huizhou City, but the company has not gained the land right up to November 11, 2006.

Ritar International Group Limited formed a new company that located in Huizhou City in Oct, 2006. The planned investment amount is US$30 million, and registered capital is US$12 million. The new company has received its business licence from Local Government.

F-19

SHENZHEN RITAR POWER CO., LIMITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

SHENZHEN RITAR POWER CO., LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F1

Consolidated Balance Sheets as of December 31, 2005 and 2004	F2

Consolidated Statements of Income and Comprehensive Income for the years ended December, 2005 and 2004	F3

Consolidated Statements of Shareholders’ Equity for the years ended December, 2005 and 2004	F4

Consolidated Statements of Cash Flows for the years ended December, 2005 and 2004	F5

Notes to Consolidated Financial Statements for the years ended December, 2005 and 2004	F6-F19

Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Shenzhen Ritar Power Co., Limited
Shenzhen Province, Peoples Republic of China

We have audited the consolidated balance sheets of Shenzhen Ritar Power Co., Limited (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shenzhen Ritar Power Co., Limited as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
November 11, 2006
Salt Lake City, Utah

1284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net

SHENZHEN RITAR POWER CO., LIMITED
CONSOLIDATED BALANCE SHEETS

	As of December 31
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$496,714	$399,488
Accounts receivables, net of allowances of $341,643 and $193,272	3,393,203	3,444,761
Inventory	3,508,726	1,983,132
Other current assets	197,953	183,623

Total current assets	7,596,596	6,011,004

Property, plant and equipment:
Property, plant and equipment, net	1,055,734	735,252
Amounts due from related parties	370,592	226,535

Total assets	$9,022,922	$6,972,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,664,613	$4,961,255
Income and other tax payable	895,185	444,321
Accrued salaries	191,241	149,587
Dividend payable	-	98,957
Other current liabilities	366,703	377,631
Current portion of long term loans (Note 11)	237,100	-
Short term loans (Note 10)	185,795	473,059

Total current liabilities	7,540,637	6,504,810

Long-term liabilities:
Long-term loans (Note 11)	30,567	-
	30,567	-

Total liabilities	7,571,204	6,504,810

Minority interest in consolidated subsidiaries	102,308	90,642

Commitments and contingencies (Note 17)

STOCKHOLDERS’ EQUITY
	965,426	965,426
Capital - at stated value, no authorized shares
Retained earnings (deficit)	384,585	(588,087)
Accumulated other comprehensive (loss)	(601)	-

Total stockholders’ equity	1,349,410	377,339

Total liabilities and stockholders’ equity	$9,022,922	$6,972,791

See accompanying notes to consolidated financial statements

SHENZHEN RITAR POWER CO., LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years Ended
	December 31
	2005	2004
Revenue	$22,817,470	$16,059,001

Cost of sales	18,806,851	13,886,933

Gross Profit	4,010,619	2,172,068
Operating Expenses
Salaries	349,554	281,560
Sales commission	418,848	331,695
Other selling, general and administrative expenses	1,917,410	1,419,111

	2,685,812	2,032,366

Operating Profit	1,324,807	139,702

Other income and (expenses)
Interest income	4,369	3,095
Government grants	1,567	25,443
Other income	1,828	2
Interest expense	(129,361)	(40,528)
Other expenses	(2,577)	(92)

Other (expenses)	(124,174)	(12,080)

Income before income taxes and minority interests	1,200,633	127,622

Income taxes	(127,716)	(14,256)

Income before minority interests	1,072,917	113,366

Minority interests share (profit) loss	(11,666)	24,002

Net income	$1,061,251	$137,368

Other comprehensive income (loss)
Foreign currency translation adjustment	(601)	-

Comprehensive income	$1,060,650	$137,368

See accompanying notes to consolidated financial statements

SHENZHEN RITAR POWER CO., LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Capital	Retained Earnings	Accumulated other comprehensive loss	Total Shareholders’ Equity

Balance at December 31, 2003	$362,035	$(23,107)	$-	$338,928
Net income for the year		137,368		137,368
Dividend converted as capital	603,391	(603,391)		-
Dividend declared		(98,957)		(98,957)

Balance at December 31, 2004	$965,426	$(588,087)	$-	$377,339
Net income for the year		1,061,251		1,061,251
Foreign currency translation difference			(601)	(601)
Dividends declared and paid		(88,579)		(88,579)
Balance at December 31, 2005	$965,426	$384,585	$(601)	$1,349,410

See accompanying notes to consolidated financial statements

SHENZHEN RITAR POWER CO., LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31
	2005	2004
Operating activities
Income for the year	$1,061,251	$137,368
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation of property, plant and equipment	239,457	149,503
Allowance for bad debts - Accounts receivable	159,378	22,039
Allowance for bad debts - other receivable	7,998	1,633
Minority interests	11,666	(24,002)
Changes in non-cash operating working capital items:
Accounts receivable	(96,813)	251,005
Inventory	(1,525,594)	(318,248)
Other current assets	(33,335)	(89,855)
Accounts payable	703,358	52,342
Income and other tax payable	450,864	22,998
Accrued salaries	41,654	45,104
Other current liabilities	(10,928)	156,363

Net cash provided by operating activities	1,008,956	406,250

Investing activities
Purchase of equipment	(559,939)	(335,596)
Due from related parties	(144,057)	44,991
Net cash used in investing activities	(703,996)	(290,605)

Financing activities
Proceeds from other loan borrowings	757,674	473,059
Proceeds from bank borrowings	2,176,618	-
Repayment of other loan borrowings	(1,230,733)	-
Repayment of bank borrowings	(1,723,156)	(443,025)
Dividend paid to stockholders	(187,536)	-
Contributions from minority interests of a subsidiary	-	24,137
Net cash (used in) provided by financing activities	(207,133)	54,171

Effect of exchange rate changes in cash	(601)	-

Net increase in cash and cash equivalents	97,226	169,816
Cash and cash equivalents, beginning of year	399,488	229,672

Cash and cash equivalents, end of year	$496,714	$399,488

Supplemental disclosure of cash flow information
Cash paid during the year:
Interest paid	$129,361	$40,528
Income taxes paid	$27,189	$6,962

Non cash investing and financing activities:
Dividend declared	$-	$187,536
Dividend converted to capital	$-	$603,391

See accompanying notes to consolidated financial statements

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

1.  Organization and Basis of Preparation of Financial Statements

Shenzhen Ritar Power Co., Limited

Shenzhen Ritar Power Co., Limited (“Shenzhen Ritar” or the “Company”) is a Chinese owned enterprise incorporated in the People’s Republic of China (“PRC”) in May 2002 in accordance with the Laws of the People’s Republic of China. The Company became a Chinese and foreign owned enterprise in July 2006. The Company currently engages in the manufacture, commercialization and distribution of a wide variety of environmentally friendly lead-acid batteries for use in light electric vehicle or LEV segment throughout the PRC.

In May, 2002, Mr. Zeng Jianjun and Mr. Liu Ju invested $181,017.50 (equivalent to RMB1,500,000) to form Shenzhen Ritar. On July 10, 2002, the Company increased its capital to $362,035 (equivalent to RMB3,000,000) by $181,017.50 (equivalent to RMB1,500,000). On August 25, 2004, Mr.Zeng Jianjun and Mrs Liu Ju transferred their shares to Hu Jiada and other individuals

On September 10, 2004, the company declared dividend of $603,391 (equivalent to RMB5,000,000) and converted to capital at the same amount. The capital was increased to $965,426 (equivalent to RMB8,000,000).

According to share transfer agreement signed on April 11, 2005 and April 29, 2005 respectively, Mr. Gong Zhenjie and Mr. He Wanxiu transferred their shares to Mr. Hu Jiada, after the transfer, Mr. Hu Jiada became the major shareholder, owning 81% of the shareholdings.

On May 25,2006, Mr. Hu Jiada transferred some shares to other individuals, and there were other transfers among other individuals, after the transfers, Mr. Hu Jiada owns 78% of the shareholdings.

According to the share transfer agreements signed on July 22, 2006, all shareholders transferred all shares to Ritar International Group Limited, a company registered under British Virgin Island, which then became the parent company of the Company.

Shanghai Ritar Power Co., Limited

Shanghai Ritar Power Co., Limited (“Shanghai Ritar”) was formed in August 8, 2003. Shenzhen Ritar invested $271,526 (equivalent to RMB2,250,000) to Shanghai Ritar and owned 75% interest in Shanghai Ritar.

On July 5, 2006, the Company acquired further 20% interests in Shanghai Ritar Power Co., Limited (“Shanghai Ritar”) at a consideration of $74,958 (equivalent to RMB600,000). On the same date, the Company was registered as shareholder and owned 95% interests in Shanghai Ritar.

Shenzhen Ribitar Power Co., Limited

Shenzhen Ribitar Power Co., Limited (“Shenzhen Ribitar”) was formed in July 2004, and Shenzhen Ritar invested $36,203 (equivalent to RMB300,000) and owned 60% interest in Shenzhen Ribitar.

On July 22, 2006, Shenzhen Ritar disposed its 60% shareholding of Shenzhen Ribitar to Mr. Hu Jiada at a purchase consideration of $37,528 (equivalent to RMB300,000).

2. Summary of Significant Accounting Policies

The principal activities of the Company and its subsidiaries consist of research and development, manufacturing and trading of rechargeable batteries. All activities of the Group are principally conducted by subsidiaries operating in the PRC.

Principles of consolidation-The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company’s principal subsidiaries, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”) the accounting standards used in the place of their domicile.  The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books and records of the Company’s subsidiaries to present them in conformity with US GAAP. All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

2. Summary of Significant Accounting Policies - Continued

The FASB has issued Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities. FIN-46R clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. It separates entities into two groups: (1) those for which voting interests are used to determine consolidation and (2) those for which variable interests are used to determine consolidation (the subject of FIN-46R). FIN-46R clarifies how to identify a variable interest entity and how to determine when a business enterprise should include the assets, liabilities, noncontrolling interests and results of activities of a variable interest entity in its consolidated financial statements. The company has determined that FIN-46R does not apply to the consolidated financial statements at December 31, 2005 and 2004.

Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Inventories-Inventories are stated at the lower of cost or market, determined by the weighted average method. Work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.

Trade accounts receivable-Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure to its customers.

Allowances for doubtful accounts receivable balances are recorded when circumstances indicate that collection is doubtful for particular accounts receivable or as a general reserve for all accounts receivable. Management estimates such allowances based on historical evidence such as amounts that are subject to risk. Accounts receivable are written off if reasonable collection efforts are not successful.

Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Plant and machinery	5 years
Furniture, fixtures and equipment	5 years
Motor vehicles	5 years

Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Revenue recognition- The Company recognizes revenue on product sales when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”), sales returns, trade discounts and allowances.  The Company is subject to VAT which is levied on the majority of the products of the Company at the rate of 17% on the invoiced value of sales.  Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.  Provision for sales returns are recorded as a reduction of revenue in the same period that revenue is recognized.  The provision for sales returns, which is based on historical sales returns data, is the Company’s best estimate of the amounts of goods that will be returned from its customers.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

2. Summary of Significant Accounting Policies - Continued

Research and development expenses- Research and development costs associated with the creation of new model battery, prior to reaching technological feasibility are expensed as incurred. Once technological feasibility has been achieved, costs are capitalized and depreciated over their useful lives. Generally, all expenditures for research activities relating to new battery development and improvement are charged to expense as incurred. Such expenditures amounted to $163,213 and $113,621 for the years ended December 31, 2005 and 2004, respectively.

Advertising Costs- The Company generally expenses advertising costs as incurred. Advertising expenses charged to operations were $40,999 and $32,193 for the years ended December 31, 2005 and 2004, respectively.

Comprehensive income-Accumulated other comprehensive income represents foreign currency translation adjustments.

Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation-The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. All transaction differences are recorded in the income statement.

The Company’s subsidiaries in the PRC have their local currency, Renminbi (“RMB”), as their functional currency. On consolidation, the financial statements of the Company’s subsidiaries in PRC are translated from RMB into US$ in accordance with SFAS No. 52, "Foreign Currency Translation". Accordingly all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the years.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into United States dollars (“US$”) has been made at the following exchange rates for the respective years:

December 31, 2005
Balance sheet	RMB 8.0734 to US$1.00
Statement of income and comprehensive income	RMB 8.2033 to US$1.00

December 31, 2004
Balance sheet	RMB 8.2865 to US$1.00
Statement of income and comprehensive income	RMB 8.2865 to US$1.00

Commencing from July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of US dollar against RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

2. Summary of Significant Accounting Policies - Continued

Post-retirement and post-employment benefits-The Company’s subsidiaries contribute to a state pension scheme in respect of its PRC employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Basic Income/Loss Per Common Share-No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

Use of estimates- The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory obsolescence, depreciation, intangible asset valuations and useful lives, goodwill impairments, employee benefit plans, environmental accruals, warranty costs, taxes, contingencies, and costs to complete long-term contracts. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Significant Estimates Relating to Specific Financial Statement Accounts and Transactions Are Identified-
The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory work in process valuation and obsolescence, depreciation, useful lives, taxes, and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cost of goods sold - Cost of goods sold consists primarily of the costs of the raw materials, direct labor, depreciation of plant and machinery, and overhead associated with the manufacturing process of the environmentally friendly lead-acid batteries.

Shipping and handling cost- Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2005 and 2004 shipping and handling costs expensed to other selling, general and administrative expenses were $32,257 and $30,966 respectively.

3. Recent Changes in Accounting Standards

SFAS No. 151, “Inventory Cost”-

In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS No. 151, “Inventory Costs”. an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under SFAS No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidation financial statements, results of operations, or cash flows.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

3. Recent Changes in Accounting Standards - Continued

SFAS No. 123(R),“Share-Based Payment” -

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) is a revision of SFAS No., 123, “Accounting for Stock Based Compensation,” and supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The Company began recognizing compensation expense for the fair value of stock-based compensation in its financial statements in accordance with SFAS 123 in 2003. The effective date of SFAS 123 (R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company’s financial position, results of operations or cash flow.

In March 2005, the SEC staff issued additional guidance on SFAS 123 (R) in the form of Staff Accounting Bulletin (“SAB”) No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard’s fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company’s financial statements or results of operations.

SFAS No. 153,“Exchanges of Nonmonetary Assets” -

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

FASB Interpretation (“FIN”) No. 47,“Accounting for Conditional Asset Retirement Obligations” -

In March 2005, FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations”. FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company’s financial position, results of operations or cash flows.

SFAS No. 154, “Accounting Changes and Error Corrections” -

In May 2005, the Financial Accounting Standards Board (“FASB”) SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

3. Recent Changes in Accounting Standards - Continued

FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” —an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

SFAS 157, “Fair Value Measurements” -

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

Staff Accounting Bulletin (“SAB”) No. 108 -

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

4. Cash and cash equivalents

Cash and cash equivalents are summarized as follows:

	2005	2004
	$	$

Cash at bank	485,328	382,352
Cash on hand	11,386	17,136
Total	496,714	399,488

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and pledged deposits.  As of December 31, 2005 and 2004, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

5. Accounts Receivable

Accounts receivable by major categories are summarized as follows:

	2005	2004
	$	$

Accounts Receivable	3,734,876	3,638,033
Less: allowances for doubtful accounts	(341,673)	(193,272)
Total	3,393,203	3,444,761

Concentrations in Accounts Receivable -At December 31, 2005, no customer accounted for more than 10% of the Company’s accounts receivable. At December 31, 2004, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, with total amounts of $1,380,000, representing 37% of total accounts receivable in aggregate.

6. Inventory

Inventory by major categories are summarized as follows:

	2005	2004
	$	$

Raw materials	979,130	676,280
Work in progress	1,429,066	690,637
Finished goods	1,100,530	616,215

	3,508,726	1,983,132
Less: allowances for slowing moving items	-	-
Total	3,508,726	1,983,132

7. Amounts due from related parties

Amount due from related parties consist of the following:

	2005	2004
	$	$

Mr. Hu Jiada	364,637	218,681
Ms. Peng Hengying	1,858	362
Mr. Zeng Jianjun	4,097	7,492

Classified as current assets	370,592	226,535

The amounts due from related parties as of December 31, 2005 and 2004 represented unsecured advances which are interest-free and repayable on demand.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

8. Related party transactions

(a) Names and relationship of related parties

Existing relationships with the Company

Ritar International Group Limited	Parent company

Hong Kong Ritar Power (Group) Co., Limited	A company controlled by close family members of a director

Mr. Hu Jiada	A director, shareholder and officer of the Company
Mr. Liu Bin	A director and officer of the Company
Ms. Peng Hengying	A director and officer of the Company
Mr. Xu Jianhan	A director and officer of the Company
Mr. Zeng Jianjun	A director and officer of the Company
Mr. Zhang Yong	An officer of the Company

(b) Summary of related party transactions

	2005	2004
	$	$

Salary paid to Directors:
Mr. Hu Jiada	26,477	26,210
Mr. Liu Bin	6,583	6,517
Ms. Peng Hengying	7,314	7,241
Mr. Xu Jianhan	6,583	6,517
Mr. Zeng Jianjun	11,703	11,585
Mr. Zhang Yong	7,314	7,241

	65,974	65,311

Rent paid to a director:
Mr. Hu Jiada	27,267	27,267

Guaranteed Given by an affiliate company:
Bank borrowing from Ka Wah Bank Limited of $282,051 guaranteed given by Aero-Phoenix International Limited, an affiliate company in which Hu Jiada is the director	$282,051	-

Other borrowing from Pacific Insurance of $192,308 guaranteed given by Aero-Phoenix International Limited, an affiliate company in which Hu Jiada is the director	$192,308	-

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

9. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2005	2004
	$	$
At cost:
Plant and machinery	1,300,047	818,699
Furniture, fixtures and equipment	87,476	74,675
Motor vehicles	197,333	131,543
Total	1,584,856	1,024,917
Less: accumulated depreciation and amortization	529,122	289,665
Net book value	1,055,734	735,252

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

10. Short Term Loans

As of December 31, 2005 and 2004, the Company has the following short-term bank loans:

	December 31,
	2005	2004
	$	$

Loans repayable within one year	185,795	473,059

Short-term loans as of December 31, 2005 and 2004 consist of the following:

				December 31,
Banker	Loan period	Interest rate	Secured by	2005	2004
				$	$

Hua Xia Bank	2004-01-01 to 2005-12-31	5.84%	Mr. Hu Jiada	-	362,035
Fengxian Yangwang Village	2004-03-27 to 2005-03-27	9.6%	Accounts Receivable pledged	-	111,024
Fengxian Yangwang Village	2005-01-18 to 2006-01-18	15%	Nil	185,795	-

				185,795	473,059

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

11. Long-Term Loans

As of December 31, 2005 and 2004, the Company has the following long-term loans:

	2005	2004
	$	$

Bank borrowing from Ka Wah Bank Limited is financed for $282,051,with interest at 3.5% flat p.a. with monthly principal payment of $11,752 from Mar 08, 2005 to Mar 08, 2007, secured by Aero-Phoenix International Limited, an affiliate company in which Hu Jiada is the director	153,933	-

Other borrowing from Pacific Finance is financed for $192,308, with interest at 3.5% flat p.a. with monthly principal payment of $8,013 from Mar 08, 2005 to Mar 08, 2007, secured by Aero-Phoenix International Limited, an affiliate company in which Hu Jiada is the director	113,734	-

Total loans	267,667	-
Less: current portion	(237,100)	-
Long-term loans, less current portion	30,567	-

Future maturities of long-term loans are as follows as of December 31, 2005:
2006	237,100	-
2007	30,567	-

Total	267,667	-

12. Other current assets

Other current assets consist of the following:

	2005	2004
	$	$

Note receivables	12,386	30,170
Other receivables, net of allowances for bad debts of $32,756 and $13,751	185,567	137,237
Advance to suppliers	-	1,448
Others	-	14,768
Total	197,953	183,623

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

13. Income and other tax payables

Income and other tax payables consist of the following:

	2005	2004
	$	$

Value added tax payable	773,716	434,458
Income tax payable	108,250	7,293
Individual Income withholding tax payable	11,109	2,570
Other tax payables	2,110	-

Total	895,185	444,321

14. Other current liabilities

Other current liabilities consist of the following:

	2005	2004
	$	$

Other payable and accrued expenses	366,703	333,795
Advance from customers	-	43,836

Total	366,703	377,631

15. Minority interest

Minority interest represents the minority stockholders’ proportionate share of 25% of the equity of Shanghai Ritar and 40% of the equity of Shenzhen Ribitar. At December 31, 2005 and December 31, 2004, the Company owned 75% of Shanghai Ritar’s capital stock and 60% of Shenzhen Ribitar’s capital stock, representing 75% and 60% voting control, respectively. The Company’s 75% and 60% controlling interest requires that Shanghai Ritar and Shenzhen Ribitar’s operations be included in the Consolidated Financial Statements. The 25% equity interest of Shanghai Ritar and the 40% equity interest of Shenzhen Ribitar that is not owned by the Company is shown as “Minority interests in consolidated subsidiaries” in the 2005 and 2004 Consolidated Statements of Income and Consolidated Balance Sheets.

16. Income Taxes

PRC

Enterprises income tax in PRC is charged at 15% of the assessable profit. The Company and its subsidiaries incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises. Pursuant to the same enterprises income tax laws, the Company and its subsidiaries are fully exempted from PRC enterprises income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years.

Consequently, Shenzhen Ritar is charged at 7.5% when having 50% tax exemption while Shanghai Ritar is classified as small enterprise and the taxable income is calculated at 10% of revenue and the tax is charged according to the turnover range at the applicable rate rates on that taxable income. Shanghai Ritar currently is charged a tax rate of 10% of its taxable income.

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no material timing differences and therefore no deferred tax asset or liability at December 31, 2005. There are no net operating loss carry forwards at December 31, 2005.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

16. Income Taxes - continued

The provision for income taxes consists of the following:

	2005	2004
	$	$

Current tax
- PRC	127,716	14,256
- Deferral tax provision	-	-
Total	127,716	14,256

17. Commitments and Contingencies

Operating Leases - In the normal course of business, the Company leases office space under operating lease agreements. The Company rents office space, primarily for regional sales administration offices, in commercial office complexes that are conducive to administrative operations. The operating lease agreements generally contain renewal options that may be exercised at the Company's discretion after the completion of the base rental terms. In addition, many of the rental agreements provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis. As of December 31, 2005, the Company was obligated under operating leases requiring minimum rentals as follows:

Year ending December 31,	$

2006	304,665
2007	96,966
2008	-
2009	-
2010	-
Total minimum lease payments	401,631

The Company recognizes lease expense on a straight-line basis over the life of the lease agreement. Contingent rent expense is recognized as it is incurred. Total rent expense in continuing operations from operating lease agreements was $307,690 and $294,633 for the years ended December 31, 2005 and 2004.

18. Shareholders’ Equity

In May, 2002, Mr. Zeng Jianjun and Mr. Liu Ju invested $181,017.50 (equivalent to RMB1,500,000) to form Shenzhen Ritar. On July 10, 2002, the Company increased its capital to $362,035 (equivalent to RMB3,000,000) by $181,017.50 (equivalent to RMB1,500,000). On August 25, 2004, Mr.Zeng Jianjun and Mrs Liu Ju transferred their shares to Hu Jiada and other individuals.

On September 10, 2004, the company declared dividend of $603,391 (equivalent to RMB5,000,000) and converted to capital at the same amount. The capital was increased to $965,426 (equivalent to RMB8,000,000).

According to share transfer agreement signed on April 11, 2005 and April 29, 2005 respectively, Mr. Gong Zhenjie and Mr. He Wanxiu transferred their shares to Mr. Hu Jiada, after the transfer, Mr. Hu Jiada became the major shareholder, owning 81% of the shareholdings.

On May 25, 2006, Mr. Hu Jiada transferred some shares to other individuals, and there were other transfers among other individuals, after the transfers, Mr. Hu Jiada owns 78% of the shareholdings.

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

19. Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of 8% of the average monthly salary, was $69,917 and $54,655 for the years ended December 31, 2005 and 2004, respectively.

20. Concentrations, Risks, and Uncertainties

The Company has the following concentrations of business with one customer constituting greater than 10% of the Company’s gross sales:

	2005	2004

Xing Yue Ji Tuan Company Limited	2%	11%

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers. There were bad debt expense of $159,378 and $22,039 during the years ended December 31, 2005 and 2004, respectively.

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	2005	2004

Zhongshan Shi Bao Li Xu Battery Company Limited	33%	31%
Fu Jian Da Hua Company Limited	21%	21%
Guang Dong Ze Liang Xu Battery Company Limited	5%	11%
Fu Jian Quan Zhou Shi Hui Rui Dian Yuan Company Limited	16%	4%

21. Operating Risk

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 10. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash at bank and fixed deposits and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which has been determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company would not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

SHENZHEN RITAR POWER CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

22. Geographical Information

The Company has only one business segment, which is manufacturing and trading of standard and customized batteries for use in motorized bicycles used throughout the PRC. The Company's sales by geographic destination are analysed as follows:

	2005	2004
	$	$

PRC	13,997,096	10,477,003
Outside PRC	8,820,374	5,581,998
Total net sales	22,817,470	16,059,001

23. Subsequent Events

Ritar International Group Limited was incorporated in the British Virgin Islands in July 2006 and acquired two PRC subsidiaries, Shenzhen Ritar Power Co., Limited and Shanghai Ritar Power Co., Limited in July, 2006. Shenzhen Ritar, wholly owned by Ritar International Group Limited, was incorporated in China in May 2002. Shanghai Ritar was incorporated in China in August 2003. Shanghai Ritar is now 95% owned by Shenzhen Ritar and 5% owned by Mr. Jiada Hu.

Shenzhen Ritar Power Co., Limited paid deposit RMB500,000 in October to purchase land for constructing a factory in Huizhou City, but the company has not gained the land right up to November 11, 2006.

Ritar International Group Limited formed a new company that located in Huizhou City in Oct, 2006. The planned investment amount is US$30 million, and registered capital is US$12 million. The new company has received its business licence from Local Government.

CONCEPT VENTURES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONCEPT VENTURES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of Concept Ventures Corporation in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The pro forma consolidated statement of operations includes the accounts of Concept Ventures Corporation, Ritar International Group Limited and Shenzhen Ritar Power Co., Limited.

The statement was prepared as if the above mentioned reorganization and the acquisition of Ritar International by Concept Ventures Corporation were consummated on January 1, 2005 for the statements of operations and September 30, 2006 for balance sheet. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

CONCEPT VENTURES CORPORATION

UNAUDITED   PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006

	Concept Ventures Corporation	Ritar International Group Limited	Shenzhen Ritar Power Co., Limited	Pro Forma Adjustment	Pro Forma Total
	$	$	$	$	$
	ASSETS
Current assets
Cash and cash equivalents	5,310	1,000	1,403,326	10,450,000	11,859,636
Accounts receivable		-	7,116,391		7,116,391
Inventories			6,497,808		6,497,808
Other current assets		-	597,413		597,413
Total current assets	5,310	1,000	15,614,938		26,071,248

Property, plant and equipment, net	-	-	1,242,144		1,242,144
Amount due from related company	-	-	813,622		813,622
Cost of investment	-	-	-	-	-
Total assets	5,310	1,000	17,670,704		28,127,014
	-	-
	LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	2,217	-	8,154,429		8,156,646
Dividend payable	5,200	-			5,200
Income and other tax payable	-	-	1,941,491		1,941,491
Accrued salaries	-	-	175,334		175,334
Other current liabilities	-	-	781,333		781,333
Current portion of long term loans	-	-	269,341		269,341
Short term loans	-	-	1,642,545		1,642,545
Total current liabilities	7,417	-	12,964,473		12,971,890
		-
Long term liabilities		-
Long term loans	-	-	25,880		25,880
Total liabilities	7,417	-	12,990,353		12,997,770

Minority interests	-	-	49,156		49,156

Shareholders' Equity
Common stock, $.001 par value,
100,000,000 shares authorized, 17,616,919 shares issued and outstanding	1,400	1,000	965,426	(950,210)	17,616
Additional paid-in capital	87,780	-		11,618,749	11,706,529
Accumulated (deficits) / Retained earnings	(91,287)	-	3,579,798	(218,539)	3,269,972
Accumulated other comprehensive income	-	-	85,971		85,971
Total shareholders’ equity	(2,107)	1,000	4,631,195		15,080,088
Total liabilities and shareholders’ equity	5,310	1,000	17,670,704		28,127,014

CONCEPT VENTURES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Concept Venture Corporation	Ritar International Group Limited	Shenzhen Ritar Power Co., Limited	Pro Forma Adjustment	Pro Forma Total
	$	$	$	$	$
Net sales	-	-	28,085,951		28,085,951

Cost of sales	-	-	21,965,456		21,965,456

Gross profit		-	6,120,495		6,120,495

Operating expenses
Salaries	-	-	369,996		369,996
Sales commission	-	-	304,737		304,737
Consultancy fee	-	-	-	309,826	309,826
Other selling, general and administrative	37,511	-	1,766,959		1,804,470

Total operating expenses	37,511	-	2,441,692		2,789,029

Income from operations	(37,511)	-	3,678,803		3,331,466

Non-operating income (expense)
Interest dividends and capital gain distributions	2,961	-	-		2,961
Gain on disposal of subsidiaries	-	-	37,491		37,491
Interest income	-	-	4,112		4,112
Interst expenses	-	-	(189,728)		(189,728)
Other expenses	-	-	(4,370)		(4,370)

Total non-operating expense	2,961	-	(152,495)		(149,534)

Income before income taxes and minority interests	(34,550)	-	3,526,308		3,181,932

Income taxes		-	264,022		264,022

Income before minority interest	(34,550)	-	3,262,286		2,917,910

Minority interest share profit	-	-	(67,073)		(67,073)

Net profit	(34,550)	-	3,195,213		2,850,837

Other comprehensive income
Foreign currency translation gain	-	-	84,870		84,870

Comprehensive loss	(34,550)	-	3,280,083		2,935,707

Income per common share					0.17

Basic and fully diluted income per share					0.17

Basic and fully diluted common shares outstanding					17,616,919

CONCEPT VENTURES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	Concept Ventures Corporation	Ritar International Group Limited	Shenzhen Ritar Power Co., Limited	Pro Forma Adjustment	Pro Forma Total
	$	$	$	$	$
Net sales	-	-	22,817,470		22,817,470

Cost of sales	-	-	18,806,851		18,806,851

Gross profit		-	4,010,619		4,010,619

Operating expenses
Salaries	-	-	349,554		349,554
Sales commission	-	-	418,848		418,848
Loss on unsucessful acquisition	7,745	-	-		7,745
Other selling, general and administrative	10,883	-	1,917,410		1,928,293

Total operating expenses	18,628	-	2,685,812		2,704,440

Income from operations	(18,628)	-	1,324,807		1,306,179

Non-operating income (expense)
Interest dividends and capital gain distributions	2,961	-	-		2,961
Interest income	-	-	4,369		4,369
Government grants	-	-	1,567		1,567
Other income	-	-	1,828
Interst expenses	-	-	(129,361)		(129,361)
Other expenses	-	-	(2,577)		(2,577)

Total non-operating expense	2,961	-	(124,174)		(123,041)

Income before income taxes and minority interests	(15,667)	-	1,200,633		1,183,138

Income taxes		-	(127,716)		(127,716)

Income before minority interest	(15,667)	-	1,072,917		1,310,854

Minority interest share profit	-	-	(11,666)		(11,666)

Net profit	(15,667)	-	1,061,251		1,299,188

Other comprehensive income
Foreign currency translation gain	-	-	601		601

Comprehensive loss	(15,667)	-	1,061,852		1,299,789

Income per common share					0.07

Basic and fully diluted income per share					0.07

Basic and fully diluted common shares outstanding					17,616,919

CONCEPT VENTURES CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following adjustments to the unaudited pro financial statements are based on the assumption that the share exchange was consummated on January 1, 2005 for the statements of operations and September 30, 2006 for the balance sheet.

	DR	CR
	$	$
DESCRIPTION

Share capital-Shenzhen Ritar Power Co., Limited	965,426
Share capital-Ritar International Group Limited	1,000
Additional paid in capital		875,139
Retained earnings		91,287

To record the elimination of share capital of Shenzhen Ritar Power Co., Limited and Ritar International Group Limited and accumulated deficit of Concept Ventures Corporation

Additional paid in capital	10,732
Share capital (10,732,279 x $0.001)		10,732

To record 10,732,279 share issued pursuant to share exchange agreement between Concept Ventures Corporation and Ritar International Group Limited

Cash (5,349,345 x $2.29 - $1,800,000)	10,450,000
Share capital (5,349,345 x $0.001)		5,349
Additional paid in capital		10,444,651

To record the cash invested by new investor by issuance of 5,349,345 shares at $2.29, and subtract the insurance cost of $1,800,000

Retained earnings (135,295 x $2.29)	309,826
Share capital (135,295 x $0.001)		135
Additional paid in capital		309,691

To record the issuance of 135,295 shares to consultants at $2.29 each

(d)  Exhibits

Exhibit No.	Description
2.1
Share Exchange Agreement, dated September 6, 2006, among the registrant, Ritar International Group Limited and its stockholders [Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on September 11, 2006, in commission file number 0-25901].

2.2	Amendment No. 1 to the Share Exchange Agreement, dated February 16, 2007, among the registrant, Ritar International Group Limited and its stockholders.
3.1
Article of Incorporation of the registrant as filed with the Secretary of State of Nevada on June 15, 2006 [Incorporated by reference to Appendix A to the registrant’s definitive proxy statement on Schedule 14A filed on June 15, 2006, in commission file number 0-25901].

3.2
Bylaws of the registrant adopted on June 15, 2006 [Incorporated by reference to Appendix B to the registrant’s definitive proxy statement on Schedule 14A filed on June 15, 2006 in commission file number 0-25901].

4.1	Form of Registration Rights Agreement, dated February 16, 2007.
4.2	Form of Lock-up Agreement, dated February 16, 2007.
4.3	Form of Common Stock Purchase Warrant.
4.4	Common Stock Purchase Warrant, dated February 16, 2007.
4.5	Registration Rights Agreement, dated February 16, 2007, by and among the registrant, Cheng Qingbo, Zhang Zhihao, Yang Yi, Li Tie and Gong Maoquan.
10.1	Form of Securities Purchase Agreement, dated February 16, 2007.
10.2	Make Good Escrow Agreement, dated February 16, 2007, by and among the registrant, Roth Capital Partners, LLC, Mr. Jiada Hu and Securities Transfer Corporation.
10.3	Escrow Agreement, dated February 16, 2007, by and among the registrant, Roth Capital Partners, LLC and Thelen Reid Brown Raysman & Steiner LLP.
10.4	Form of Sales Contract with Buyer
10.5	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Jiada Hu.
10.6	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Jianjun Zeng.
10.7	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Degang He.
10.8	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Zhenghua Cai.
10.9	Credit Facility Letter Agreement, dated March 6, 2006, by and between Shenzhen Ritar Power Co., Ltd. and DBS Bank (Hong Kong) Limited Shenzhen Branch.

10.10	Supplemental Credit Facility Agreement, dated November 22, 2006, by and between Shenzhen Ritar Power Co., Ltd. and DBS Bank (Hong Kong) Limited Shenzhen Branch.
10.11	Financial Advisory Agreement, dated September 5, 2006, by and between HFG International, Limited and Shenzhen Ritar Power Co., Ltd.
10.12	Consulting Agreement, dated October 19, 2006, by and between Heritage Management Consultants, Inc. and Ritar International Group Limited.
10.13
Consulting Agreement, dated January 19, 2007, by and between the registrant and Heritage Management Consultants, Inc. [Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on January 22, 2007].

10.14
Consulting Agreement, dated January 19, 2007, by and between the registrant and Zhang Qiang [Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on January 22, 2007].

10.15
First Amended and Restated Consulting Agreement, dated February 8, 2007, by and between the registrant and Zhang Qiang [Incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on February 9, 2007].

10.16	Lease Agreement for Factory Building and Dormitory, dated March 18, 2002, by and between Fuyong Town Qiaotou Economic Development Co. and Shenzhen Ritar Power Co., Ltd.
10.17	Factory Buildings Lease Agreement, dated March 28, 2006, by and between Shenzhen Qiaotou Equity Cooperation Co. and Shenzhen Ritar Power Co., Ltd.
10.18	Real Property Lease Agreement, dated July 1, 2003, by and between Shanghai Fengxian Livestock and Fishery Co., Ltd. and Shanghai Ritar Power Co., Ltd.
10.19	Lease Agreement, dated October 1, 2006, by and between Huizhou Huiyang Sanlian Iron Products Factory and Ritar International Group Limited.
10.20	Lease Agreement, dated May 1, 2005, by and between Jiada Hu and Shenzhen Ritar Power Co., Ltd.
10.21	Supplemental Lease Agreement, dated June 29, 2006, by and between Jiada Hu and Shenzhen Ritar Power Co., Ltd.
10.22	Guarantee Agreement, dated March 7, 2006, by and among Jiada Hu, Shenzhen Ritar Power Co., Ltd. and DBS Bank (Hong Kong) Ltd. Shenzhen Branch.
14	Business Ethics Policy and Code of Conduct, dated February 16, 2007.
21	Subsidiary of the registrant
99.1	Press Release of Concept Ventures Corporation, dated February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concept Ventures Corporation

Date: February 22, 2007

/s/ Jiada Hu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.2	Amendment No. 1 to the Share Exchange Agreement, dated February 16, 2007, among the registrant, Ritar International Group Limited and its stockholders.
4.1	Form of Registration Rights Agreement, dated February 16, 2007.
4.2	Form of Lock-up Agreement, dated February 16, 2007.
4.3	Form of Common Stock Purchase Warrant.
4.4	Common Stock Purchase Warrant, dated February 16, 2007.
4.5	Registration Rights Agreement, dated February 16, 2007, by and among the registrant, Cheng Qingbo, Zhang Zhihao, Yang Yi, Li Tie and Gong Maoquan.
10.1	Form of Securities Purchase Agreement, dated February 16, 2007.
10.2	Make Good Escrow Agreement, dated February 16, 2007, by and among the registrant, Roth Capital Partners, LLC, Mr. Jiada Hu and Securities Transfer Corporation.
10.3	Escrow Agreement, dated February 16, 2007, by and among the registrant, Roth Capital Partners, LLC and Thelen Reid Brown Raysman & Steiner LLP.
10.4	Form of Sales Contract with Buyer
10.5	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Jiada Hu.
10.6	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Jianjun Zeng.
10.7	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Degang He.
10.8	Employment Agreement, dated August 1, 2006, by and between Shenzhen Ritar Power Co., Ltd. and Zhenghua Cai.
10.9	Credit Facility Letter Agreement, dated March 6, 2006, by and between Shenzhen Ritar Power Co., Ltd. and DBS Bank (Hong Kong) Limited Shenzhen Branch.

10.10	Supplemental Credit Facility Agreement, dated November 22, 2006, by and between Shenzhen Ritar Power Co., Ltd. and DBS Bank (Hong Kong) Limited Shenzhen Branch.
10.11	Financial Advisory Agreement, dated September 5, 2006, by and between HFG International, Limited and Shenzhen Ritar Power Co., Ltd.
10.12	Consulting Agreement, dated October 19, 2006, by and between Heritage Management Consultants, Inc. and Ritar International Group Limited.
10.16	Lease Agreement for Factory Building and Dormitory, dated March 18, 2002, by and between Fuyong Town Qiaotou Economic Development Co. and Shenzhen Ritar Power Co., Ltd.
10.17	Factory Buildings Lease Agreement, dated March 28, 2006, by and between Shenzhen Qiaotou Equity Cooperation Co. and Shenzhen Ritar Power Co., Ltd.
10.18	Real Property Lease Agreement, dated July 1, 2003, by and between Shanghai Fengxian Livestock and Fishery Co., Ltd. and Shanghai Ritar Power Co., Ltd.
10.19	Lease Agreement, dated October 1, 2006, by and between Huizhou Huiyang Sanlian Iron Products Factory and Ritar International Group Limited.
10.20	Lease Agreement, dated May 1, 2005, by and between Jiada Hu and Shenzhen Ritar Power Co., Ltd.
10.21	Supplemental Lease Agreement, dated June 29, 2006, by and between Jiada Hu and Shenzhen Ritar Power Co., Ltd.
10.22	Guarantee Agreement, dated March 7, 2006, by and among Jiada Hu, Shenzhen Ritar Power Co., Ltd. and DBS Bank (Hong Kong) Ltd. Shenzhen Branch.
14	Business Ethics Policy and Code of Conduct, dated February 16, 2007.
21	Subsidiary of the registrant
99.1	Press Release of Concept Ventures Corporation, dated February 16, 2007.